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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-128160-01

        PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 7, 2005)

$250,000,000

Tanger Properties Limited Partnership
6.15% Senior Notes Due 2015

        Tanger Properties Limited Partnership is offering $250 million aggregate principal amount of 6.15% Senior Notes due 2015. We will pay interest on the notes on May 15 and November 15 of each year, beginning on May 15, 2006. The notes will mature on November 15, 2015. We may redeem some or all the notes at our option, at any time in whole or from time to time in part, at the redemption price described under "Description of Notes—Optional Redemption."

        The notes will be unsecured senior obligations and will rank equally with all other unsecured senior indebtedness of Tanger Properties Limited Partnership from time to time outstanding.

        The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

        Investing in the notes involves risks. See "Risk Factors" on page S-8 of this prospectus supplement and page 2 in the accompanying prospectus.

	Per Note	Total
Public offering price(1)	99.635%	$249,087,500
Underwriting discount	0.650%	$1,625,000
Proceeds to us (before expenses)(1)	98.985%	$247,462,500

(1)
Plus accrued interest, if any, from November 4, 2005 if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect that the notes will be ready for delivery in book-entry form through The Depository Trust Company on or about November 4, 2005.

Joint Book-Running Managers

Banc of America Securities LLC	Merrill Lynch & Co.

Co-Managers

Goldman, Sachs & Co.	Wachovia Securities

The date of this prospectus supplement is October 28, 2005.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about the company and the operating partnership, including, among other things:

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  national and local general economic and market conditions;

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  demographic changes; our ability to sustain, manage or forecast our growth; existing governmental regulations and changes in or the failure to comply with, government regulations;

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  adverse publicity; liability and other claims asserted against us;

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  competition;

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  the risk that we may not be able to finance our planned development activities;

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  risks related to the retail real estate industry in which we compete, including the potential adverse impact of external factors such as inflation, tenant demand for space, consumer confidence, unemployment rates and consumer tastes and preferences;

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  the risk that historically high fuel prices may impact consumer travel and spending habits;

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  risks associated with our development activities, such as the potential for cost overruns, delays and lack of predictability with respect to the financial returns associated with these development activities;

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  risks associated with real estate ownership, such as the potential adverse impact of changes in the local economic climate on the revenues and the value of our properties;

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  risks that we incur a material, uninsurable loss of our capital investment and anticipated profits from one of our properties, such as those that result from wars, earthquakes or hurricanes;

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  risks that a significant number of tenants may become unable to meet their lease obligations, including as a result of tenant bankruptcies, or that we may be unable to renew or re-lease a significant amount of available space on economically favorable terms;

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  fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans;

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  business disruptions;

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  the ability to attract and retain qualified personnel;

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  the ability to realize planned costs savings in acquisitions; and

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  retention of earnings.

        Additional factors that may cause risks, uncertainties and assumptions include those discussed in the section entitled "Business" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 or annual report, including the subheadings entitled "Recent Developments," "The Factory Outlet Concept," "Our Factory Outlet Centers," "Business, Growth and Operating Strategy," "Capital Strategy," "Competition," and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the annual report.

        We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights the information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should read the prospectus supplement and the prospectus, as well as the documents incorporated herein and therein by reference. Unless the context indicates otherwise, the term the "operating partnership" refers to Tanger Properties Limited Partnership and its consolidated subsidiaries and the term "company" refers to Tanger Factory Outlet Centers, Inc. and its consolidated subsidiaries. The terms "we," "our" and "us" refer to the operating partnership or the operating partnership and the company together, as the context requires. Unless otherwise indicated, (i) property and financial information in this prospectus supplement is presented as of, or for the period ended, September 30, 2005 and (ii) the pro forma financial information in this prospectus supplement is provided assuming this offering, the priced offering of Preferred Shares, the early repayment of certain mortgages, the drawdown on our unsecured lines of credit and the Charter Oak portfolio acquisition had occurred as of the beginning of each respective period for which such financial information is provided.

Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership

The Operating Partnership

        We are one of the largest owners and operators of factory outlets in the United States. We are controlled by the company, a fully-integrated, self-administered and self-managed real estate investment trust, or REIT, and focus exclusively on developing, acquiring, owning and managing factory outlet centers. As of September 30, 2005, we owned interests in or managed 33 factory outlet centers in 22 states with a total gross leasable area, or GLA, of approximately 8.7 million square feet. These factory outlet centers were 97% occupied and contained over 2,000 stores, representing over 400 store brands.

        Tanger GP Trust, the company's wholly owned subsidiary, serves as our general partner. The factory outlet centers and other assets of our business are owned by, and all of the company's operations are conducted through, us. Accordingly, the descriptions of our business, employees and properties are also descriptions of the business, employees and properties of the company.

Competitive Strengths

        We believe that our key competitive strengths are the following:

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  Industry Consolidation and Barriers to Entry.    During the last several years, the factory outlet industry has experienced consolidation, with smaller, less capitalized owners struggling to compete with, or being acquired by, larger, national factory outlet owners. Since 2000 the number of factory outlet centers in the United States has decreased, while the average size of each factory outlet center has increased. During this period of consolidation, the high barriers to entry in the factory outlet center industry, including the need for extensive relationships with premier brand name manufacturers, has minimized the number of new factory outlet centers. Since January 2000 only 14 new factory outlet centers have opened. This consolidation trend combined with high barriers to entry, our national presence, and access to capital; as well as our tenant relationships, have allowed us to grow our business and improve our market position.

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  Diverse Tenant Base and Geographic Distribution.    We believe that our portfolio is well diversified both geographically and by tenant. We have a diverse tenant base comprised of over 400 different well-known, upscale, national designer or brand name store concepts, such as Liz Claiborne, Reebok, Tommy Hilfiger, Polo Ralph Lauren, GAP, Banana Republic, Old Navy, Nautica, Coach Leatherware, Brooks Brothers, Zales and Nike. No single tenant or their affiliates accounted for 10% or more of combined annual base and percentage rental revenues during the nine months ended

    September 30, 2005, and for the years ended December 31, 2004, 2003 or 2002. As of September 30, 2005, our largest tenant, The Gap, Inc., including all of its store concepts, accounted for approximately 7.0% of our total GLA. Our centers are located coast-to-coast throughout 22 states.

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  Experienced and Incentivized Management Team.    Our management team, led by Stanley K. Tanger and Steven B. Tanger, has extensive experience developing and managing factory outlet centers, with an average of over 17 years of experience in the outlet industry. As of September 30, 2005, the company's management beneficially owned approximately 19.0% of all the company's outstanding shares in the aggregate (assuming the partnership units held by the Tanger Family Limited Partnership, or TFLP, are exchanged for the company's common shares but without giving effect to the exercise of any outstanding share and partnership unit options).

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  Brand Name Recognition of Tanger Name.    Each of our factory outlet centers carries the Tanger brand name. We believe that both national manufacturers and consumers identify the Tanger name with outlet shopping centers that offer recognized high-quality brands at lower prices than department stores and retail malls in a convenient and appealing setting.

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  Successful Development and Expansion Experience.    Since the company's initial public offering in June 1993, we have added approximately 7.2 million square feet of GLA to our portfolio through strategic new development, expansions of existing centers, acquisitions and dispositions. We have pursued a balanced investment program since the company's initial public offering, developing 11 centers totaling approximately 1.8 million square feet, acquiring 17 centers totaling approximately 4.6 million square feet, expanding 22 centers totaling approximately 2.0 million square feet and disposing of 12 centers totaling approximately 1.2 million square feet.

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  Long-Standing Tenant Relationships.    As one of the original participants in the factory outlet industry, we have developed long-standing relationships with many national and regional manufacturers. Our relationship with Phillips Van-Heusen Corporation began in 1982. Our relationship with Polo Ralph Lauren began in 1984 with one of their first outlet stores. Our relationship with Liz Claiborne began in 1986 with their first outlet store. Our relationship with The Gap, Inc. began in 1997 with their first outlet store. Each of these relationships has expanded over time and continues today.

Business Objective and Strategies

        We seek to enhance our operating performance and financial position by pursuing the following business objectives and strategies:

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  Develop and Acquire New Properties.    We typically seek opportunities to develop or acquire new factory outlet centers in locations that have at least 1.0 million residents within a one-hour drive, an average household income within a 30-mile radius of at least $50,000 per year and access to frontage on a major or interstate highway with a traffic count of at least 45,000 cars per day. We will vary our minimum conditions based on the particular characteristics of a site, especially if the site is located at or near a tourist destination. Our current goal is to target sites that are large enough to support factory outlet centers with approximately 75 stores totaling at least 300,000 square feet of GLA.

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  Increase Cash Flow and the Long-Term Value of the Real Estate Portfolio.    Our capital strategy is to increase revenues through new development, selective acquisitions and expansions of factory outlet centers while minimizing our operating expenses by designing low maintenance properties and achieving economies of scale. We continue to focus on strengthening our tenant base in our centers by replacing low volume tenants with high volume premier brand retailer concepts, such as Liz Claiborne, Reebok, Tommy Hilfiger, Polo Ralph Lauren, GAP, Banana Republic, Old Navy, Nautica, Coach Leatherware, Brooks Brothers, Zales and Nike.

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  Maintain a Strong and Flexible Financial Position.    We intend to maintain a strong and flexible financial position by (i) managing our leverage position when pursuing new development and expansion opportunities, (ii) extending and staggering debt maturities, (iii) managing our interest rate risks through a proper mix of fixed and variable rate debt, (iv) maintaining our liquidity by using our lines of credit in a conservative manner, and (v) preserving internally-generated sources of capital by strategically divesting of underperforming assets, maintaining a conservative distribution payout ratio and reinvesting a significant portion of our cash flow into our portfolio.

        From time to time, we evaluate and consider opportunities for acquiring portfolios of properties and new business developments in the factory outlet industry, and we are currently evaluating proposals for such transactions. We cannot, however, assure you that we will complete any such transaction on terms acceptable to us or that we will complete any such transaction.

Organizational Chart

        In order for the company to maintain its qualification as a REIT for U.S. federal income tax purposes, it is required to distribute at least 90% of its taxable income (excluding capital gains) each year. In addition, to avoid the U.S. federal income tax that would otherwise be imposed on its undistributed taxable income, the company would have to distribute 100% of its net taxable income each year.

        We and the company are both organized under the laws of the state of North Carolina and maintain our principal executive office at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408 and the telephone number at that address is (336) 292-3010. Our website can be accessed at www.tangeroutlet.com. A copy of our 10-K's, 10-Q's and 8-K's can be obtained, free of charge, on our website. Information on our website is not, however, a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Acquisition of Joint Venture Partner Interest in COROC Holdings, LLC

        On August 22, 2005, we announced an agreement to acquire for $282.5 million in cash, the remaining two-thirds interest in the Charter Oak portfolio owned by an affiliate of Blackstone Real Estate Advisors. The Charter Oak portfolio, comprised of nine factory outlet centers (including approximately 3.3 million square feet), was acquired in December 2003 by a joint venture company, in which we owned a one-third interest and Blackstone owned a two-thirds interest. We have provided management, leasing and marketing services for these factory outlet centers since December 2003. As a result of this acquisition, the total amount of wholly-owned square feet in our real estate portfolio will increase by 66.0%, from approximately 5.0 million square feet to 8.2 million square feet. We plan to finance this acquisition, in part, using the proceeds of this offering and the offering of 2,000,000 of the company's 7.5% Class C Preferred Shares having a liquidation preference of $25.00 per share, which priced on October 26, 2005 at a public offering price of $25.00 per share. The net proceeds of the Class C Preferred Share offering, which we expect to be $48.1 million, will be contributed by the company to us in exchange for preferred units of partnership interest. However, this offering is not contingent or conditioned on the consummation of such Class C Preferred Shares offering. Closing of the acquisition is subject to certain customary conditions including those contained within an existing GMAC loan currently collateralizing the properties. We believe these conditions will be met and expect that the transaction will close by the end of 2005.

3,000,000 Common Share Offering

        On September 2, 2005, the company completed a 3,000,000 common share offering at a price of $27.09 per share to Cohen & Steers Capital Management, Inc., on behalf of itself and as investment adviser to certain investment advisory clients. Net proceeds from the sale were approximately $81.0 million and were contributed to us in exchange for additional common units of partnership interest. The proceeds were used to pay down amounts outstanding under our unsecured lines of credit and to repay a portion of the John Hancock mortgages discussed below.

Mortgage Repayments

        On October 3, 2005, we completed the prepayment of John Hancock mortgages totaling $77.4 million, which were secured by four properties in our portfolio. Interest rates on these mortgages ranged from 7.875% to 7.98%. In addition to the $77.4 million of principal and interest, we also paid a prepayment premium of $9.4 million. We funded the transaction using a portion of the proceeds from the company's September common share offering, as described above, as well as amounts available under our unsecured lines of credit. The repayment of the mortgages unencumbered the following factory outlet centers: Kittery, Maine; San Marcos, Texas; West Branch, Michigan and Williamsburg, Iowa.

Debt Rating Upgrade

        In October 2005, Standard and Poor's, a division of The McGraw-Hill Companies, or Standard & Poor's, announced an upgrade in our senior unsecured debt rating to BBB-, citing the recent paydown of $77.4 million of mortgage debt along with expectations of lower encumbrance levels going forward. The Standard and Poor's announcement also stated that the financial outlook of our company was stable as a result of our "well-leased and profitable portfolio."

        During the second quarter of 2005, Moody's Investors Service, Inc. announced an upgrade of our senior unsecured debt rating to an investment grade rating of Baa3, citing our success in integrating the Charter Oak portfolio, improved performance of our portfolio of properties and progress in unencumbering a number of our properties. The rating also takes into account our staggered debt maturity schedule and our sufficient liquidity.

Locust Grove, Georgia Center Expansion

        We are currently constructing a 46,400 square foot expansion at our Locust Grove, Georgia center. The total estimated cost of the expansion of this factory outlet center is $6.6 million. Currently, 75% of this expansion is open for operation, and we expect the remaining 25% of the space to commence operations in the fourth quarter of 2005. The tenants in the expansion include Polo/Ralph Lauren, Sketchers, and Children's Place. Upon completion of the expansion, the center will total approximately 294,000 square feet.

Foley, Alabama Center Expansion

        We are also currently constructing a 21,300 square foot expansion at our Foley, Alabama factory outlet center. The estimated cost of the expansion is $3.8 million. We currently expect to complete the expansion with stores commencing operations during the fourth quarter of 2005. The tenants in the expansion include Ann Taylor, Skechers, and Tommy Hilfiger. Upon completion of the expansion, the center will total approximately 557,000 square feet.

Development Projects: Wisconsin Dells, Wisconsin; Charleston, South Carolina; Deer Park (Long Island), New York and Pittsburgh, Pennsylvania

        We continue the pre-development and leasing of four previously announced sites. Our minimum internal pre-leasing requirement of 50% has been met for our Charleston, South Carolina project and our Wisconsin Dells, Wisconsin project. We are currently in the process of closing on the acquisition of the land for both projects, subject to closing conditions within the respective purchase agreements, and expect to begin construction prior to the end of 2005. We expect that the properties located in Charleston, South Carolina and Wisconsin Dells, Wisconsin will be completed in the fourth quarter of 2006 and that the properties in Deer Park, New York and Pittsburgh, Pennsylvania will be completed in the fourth quarter of 2007.

The Offering

        The offering terms are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption "Description of Notes" beginning on page S-33 in this prospectus supplement.

Issuer	Tanger Properties Limited Partnership, a North Carolina limited partnership.
Securities Offered	$250 million aggregate principal amount of 6.15% Senior Notes due 2015.
Maturity Date	The notes will mature on November 15, 2015.
Interest Payment Dates	May 15 and November 15 of each year, commencing on May 15, 2006.
Optional Redemption
We may redeem the notes, in whole at any time or in part from time to time, at our option, on not less than 30 nor more than 60 days' notice, at the redemption prices described under "Description of Notes–Optional Redemption."
Ranking	The notes:
• will be unsecured obligations;
• will rank equally and ratably with all our existing and future unsecured and unsubordinated indebtedness;
• will be senior to any future subordinated indebtedness;
• will be junior to any secured debt to the extent of the assets securing such indebtedness; and
• will be effectively junior to all existing and future indebtedness and other liabilities of our subsidiaries.
Covenants
The notes will contain covenants restricting our ability, subject to certain exceptions, to incur debt secured by liens, or to merge or consolidate with another entity or sell all or substantially all of our assets to another person.
Limitations on Incurrence of Indebtedness	The notes contain various covenants, including the following:
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We will not incur any Indebtedness (other than permitted Indebtedness) if, immediately after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of all of our Indebtedness on a consolidated basis is greater than 60% of the sum of (1) our Total Assets as of the end of the fiscal quarter covered by our most recent report on Form 10-K or Form 10-Q, as the case may be, and (2) any increase in our Total Assets from the end of that quarter including any increase in Total Assets caused by the incurrence of the additional Indebtedness (that increase together with our Total Assets is referred to as "Adjusted Total Assets").

• We will not incur any Indebtedness if the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred would be less than 1.5 to 1.0, calculated on a pro forma basis after giving effect to the incurrence of that additional Indebtedness and the application of the proceeds from that incurrence, computed on a consolidated basis and subject to certain additional adjustments.
• We will not incur any Secured Indebtedness if, immediately after giving effect to the incurrence of such Secured Indebtedness, the aggregate principal amount of all of our Secured Indebtedness on a consolidated basis is greater than 40% of our Adjusted Total Assets.
• We will maintain Total Unencumbered Assets of not less than 135% of the aggregate outstanding principal amount of our Unsecured Debt, computed on a consolidated basis.
The foregoing summary of certain covenants applicable to the notes is not complete and you should carefully review the information, including the definitions of some of the capitalized terms used above, appearing in this prospectus supplement under "Description of Notes" and in the accompanying prospectus under "Description of Debt Securities," as well as the indenture under which the notes will be issued, for more information.
Use of Proceeds	We intend to use the proceeds of this offering to fund, in part, our previously announced $282.5 million acquisition of the remaining two-thirds interest in the Charter Oak portfolio owned by an affiliate of Blackstone Real Estate Advisors. We will use the remaining proceeds, if any, for general operating purposes.
Settlement Date	Delivery of the notes will be made against payment therefore on or about November 4, 2005.
Form	The notes will be issued and maintained in book-entry form registered in the name of the nominee of The Depositary Trust Company.
Risk Factors	See "Risk Factors" on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus for other information you should consider before buying our notes.

RISK FACTORS

        An investment in the notes involves risks. In addition to the matters discussed under the heading "Risk Factors" on page 2 of the accompanying prospectus and other information in this prospectus supplement, the accompanying prospectus and other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to invest in the notes.

The notes will be effectively subordinated to all existing and future liabilities of our subsidiaries and our secured indebtedness.

        Although the indenture under which the notes will be issued and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness. As of September 30, 2005, our total indebtedness was approximately $434.6 million. In addition, between September 30, 2005 and October 26, 2005, we borrowed an additional $57.3 million under our unsecured lines of credit. On October 3, 2005, we completed the prepayment of certain mortgage indebtedness totaling $77.4 million. In addition to the $77.4 million of principal and interest, we also paid a prepayment premium of $9.4 million. The notes will be effectively subordinated to all existing and future indebtedness and other liabilities, including guarantees, of our subsidiaries. The notes will also be effectively subordinated to all of our existing and future indebtedness that is guaranteed by our subsidiaries to the extent of those guarantees. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary (including, in the case of any subsidiary that has guaranteed any of our existing or future indebtedness, our creditor with respect to the guaranteed indebtedness) will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us.

        The notes are unsecured and therefore will be subordinated to any secured indebtedness we may incur to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, administration, reorganization, or other insolvency or bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of the liabilities of our subsidiaries and the holders of our secured indebtedness.

We are subject to the risks associated with debt financing.

        We are subject to the risks associated with debt financing, including the risk that the cash provided by our operating activities will be insufficient to meet required payments of principal and interest and the risk that we will not be able to repay or refinance existing indebtedness or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we are unable to refinance our indebtedness on acceptable terms, we might be forced to dispose of properties on disadvantageous terms, which might result in losses.

There is no established trading market for the notes.

        Prior to the offering, there has been no public market for the notes. The underwriters have advised us that they intend to make a market in the notes; however, the underwriters are not obligated to do so. The underwriters may discontinue any market-making at any time, and there is no assurance that an active public market for the notes will develop or, if it develops, that it will be maintained. Further, declines and volatility in the market for securities generally, as well as changes in our financial performance or prospects, may adversely affect the liquidity of, and trading market for, the notes.

We may not be able to close our $282.5 million acquisition of the remaining two-thirds interest in the Charter Oak portfolio owned by an affiliate of Blackstone Real Estate Advisors.

        The purchase agreement relating to our acquisition of the remaining two-thirds interest in the Charter Oak portfolio contains closing conditions that need to be satisfied before the acquisition can be consummated. The satisfaction of some of these conditions is outside our control, and we therefore cannot assure you that the acquisition will be consummated. If the acquisition is not consummated, our shareholders will not realize the benefits of the proposed transaction as described in this prospectus supplement and the pro forma information presented in, or incorporated by reference into, this prospectus supplement and accompanying prospectus will not be accurate.

We face competition for the acquisition of factory outlet centers, and we may not be able to complete acquisitions that we have identified.

        One component of our business strategy is expansion through acquisitions, and we may not be successful in completing acquisitions that are consistent with our strategy. We compete with institutional pension funds, private equity investors, REITs, small owners of factory outlet centers, specialty stores and others who are engaged in the acquisition, development or ownership of factory outlet centers and stores. These competitors may affect the supply/demand dynamics and, accordingly, increase the price we must pay for factory outlet centers we seek to acquire, and these competitors may succeed in acquiring those factory outlet centers themselves. Also, our potential acquisition targets may find our competitors to be more attractive acquirors because they may have greater marketing and financial resources, may be willing to pay more, or may have a more compatible operating philosophy. In addition, the number of entities competing for these factory outlet centers may increase in the future, which would increase demand for factory outlet centers and the prices we must pay to acquire them. If we pay higher prices for factory outlet centers, our profitability may be reduced. Also, once we have identified potential acquisitions, such acquisitions are subject to the successful completion of due diligence, the negotiation of definitive agreements and the satisfaction of customary closing conditions, and we cannot assure you that we will be able to reach acceptable terms with the sellers or that these conditions will be satisfied.

The economic performance and the market value of our factory outlet centers are dependent on risks associated with real property investments.

        Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, inflation, unemployment rates, consumer confidence, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, our ability to provide adequate maintenance and insurance and increased operating costs.

We may be unable to successfully bid for and develop economically attractive factory outlet centers.

        We intend to actively pursue factory outlet center development projects, including the expansion of existing centers. These projects generally require expenditure of capital on projects that may not be completed as well as various forms of government and other approvals. We cannot be assured that we will be able to get financing on acceptable terms or be able to get the necessary approvals.

Our earnings and therefore our profitability is entirely dependent on rental income from real property.

        Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our centers on economically favorable lease terms. In addition, the terms of factory outlet store tenant leases traditionally have been significantly shorter than in other retail segments. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

We are substantially dependent on the results of operations of our retailers.

        Our operations are necessarily subject to the results of operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. Accordingly, declines in these tenants' results of operations would reduce the income produced by our properties. If the sales of our retail tenants decline sufficiently, such tenants may be unable to pay their existing rents as such rents would represent a higher percentage of their sales. Any resulting leasing delays, failures to make payments or tenant bankruptcies could result in the termination of such tenants' leases.

        A number of companies in the retail industry including some of our tenants have declared bankruptcy or have voluntarily closed certain of their stores in recent years. The bankruptcy of a major tenant or number of tenants may result in the closing of certain affected stores, and we may not be able to re-lease the resulting vacant space for some time or for equal or greater rent. Such bankruptcy could have a material adverse effect on our results of operations and could result in a lower level of funds for distribution.

We may be subject to environmental regulation.

        Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

The company is required by law to make distributions to its shareholders and therefore we must make distributions to the company.

        To obtain the favorable tax treatment associated with its qualification as a REIT, generally, the company is required to distribute to its common and preferred shareholders at least 90.0% of its net taxable income (excluding capital gains) each year. The company depends upon distributions or other payments from us to make distributions to its common and preferred shareholders.

We may be unable to develop new factory outlet centers or expand existing factory outlet centers successfully.

        We continue to develop new factory outlet centers and expand factory outlet centers as opportunities arise. However, there are significant risks associated with our development activities in addition to those generally associated with the ownership and operation of established retail properties. While we have policies in place designed to limit the risks associated with development, these policies do not mitigate all development risks associated with a project. These risks include the following:

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  significant expenditure of money and time on projects that may be delayed or never be completed;

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  higher than projected construction costs;

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  shortage of construction materials and supplies;

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  failure to obtain zoning, occupancy or other governmental approvals or to the extent required, tenant approvals; and

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  late completion because of construction delays, delays in the receipt of zoning, occupancy and other approvals or other factors outside of our control.

        Any or all of these factors may impede our development strategy and adversely affect our overall business.

An uninsured loss or a loss that exceeds the insurance policies on our factory outlet centers could subject us to lost capital or revenue on those centers.

        Some of the risks to which our factory outlet centers are subject, including risks of war and earthquakes, hurricanes and other natural disasters, are not insurable or may not be insurable in the future. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the insurance policies noted above or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in and anticipated revenue from one or more of our factory outlet centers, which could adversely affect our results of operations and financial condition, as well as our ability to make payments on our indebtedness, including the notes.

        Under the terms and conditions of our leases, tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons and contamination of air, water, land or property, on or off the premises, due to activities conducted in the leased space, except for claims arising from negligence or intentional misconduct by us or our agents. Additionally, tenants generally are required, at the tenant's expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies issued by companies acceptable to us. These policies include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the leased space. All of these policies may involve substantial deductibles and certain exclusions.

Historically high fuel prices may impact consumer travel and spending habits.

        Our markets are currently experiencing record high fuel prices. Most shoppers use private automobile transportation to travel to our factory outlet centers and many of our centers are not easily accessible by public transportation. Increasing fuel costs may reduce the number of trips to our centers thus reducing the amount spent at our centers. Many of our factory outlet center locations near tourist destinations may experience an even more acute reduction of shoppers if there were a reduction of people opting to drive to vacation destinations. Such reductions in traffic could adversely impact our percentage rents and ability to renew and release space at current rental rates.

        Increasing fuel costs may also reduce disposable income and decrease demand for retail products. Such a decrease could adversely affect the results of operations of our retail tenants and adversely impact our percentage rents and ability to renew and release space at current rental rates.

USE OF PROCEEDS

        We estimate the net proceeds of this offering to be approximately $247.4 million, after deducting the underwriting discount and our offering expenses. We intend to use such proceeds to fund, in part, our previously announced $282.5 million acquisition of the remaining two-thirds interest in the Charter Oak portfolio owned by an affiliate of Blackstone Real Estate Advisors. The company has priced a preferred shares offering on October 26, 2005, the net proceeds of which we estimate will be approximately $48.1 million, after deducting the underwriting discount and our offering expenses. Such proceeds would also be used to fund, in part, the Charter Oak portfolio acquisition. However, this offering is not contingent or conditioned on the consummation of such Class C Preferred Shares offering. We will use the remaining proceeds, if any, for general operating purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods shown.

	Nine Months Ended September 30,			Year Ended December 31,
	Pro Forma	Actual		Pro Forma	Actual
	2005	2005	2004	2004	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	1.6x	2.2x	1.9x	1.5x	2.0x	1.6x	1.3x	1.1x	1.2x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings has been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of unconsolidated joint ventures to income from continuing operations before adjustment for equity in earnings of unconsolidated joint ventures and minority interests. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt issue costs, whether expensed or capitalized and the interest factor of rental expense.

        The pro forma ratio of earnings to fixed charges includes adjustments to increase interest expense by $7.6 million for the nine months ended September 30, 2005 and $11.3 million for the year ended December 31, 2004. These adjustments give effect to the expected sale of $250.0 million in unsecured debt (with an assumed coupon rate of 6.00%) pursuant to this prospectus supplement and the draw down of $51.6 million under our unsecured lines of credit (with an interest rate of 4.79%) to fund in part the acquisition of the Charter Oak portfolio. The increased interest expense is partially offset by the early prepayment of $77.4 million of mortgage debt with interest rates ranging from 7.875% to 7.98% on October 3, 2005.

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2005 on a historical basis and on an as adjusted basis giving effect to:

  •
  the sale by us of $250.0 million in unsecured debt pursuant to this prospectus supplement and the estimated net proceeds from the unsecured debt offering of $247.4 million, after deducting the underwriting discount and estimated offering expenses;

  •
  the sale by the company of the 2,000,000 Class C Preferred Shares with a liquidation preference value of $25 per share in an offering priced on October 26, 2005 and the estimated net proceeds from such offering of $48.1 million, after deducting the underwriting discount and estimated offering expenses, which will be contributed to the operating partnership; and

  •
  the expected use of proceeds from the unsecured debt offering, the company's commenced Class C Preferred Share offering, an available $24.75 million of cash equivalents and short-term investments as of September 30, 2005 and a draw down of $51.6 million on our unsecured lines of credit to acquire the remaining two-thirds interest in the Charter Oak portfolio and to prepay the John Hancock mortgages totaling $77.4 million and related prepayment premium of $9.4 million.

	September 30, 2005
	Actual	As adjusted(3)
	(in thousands)
Debt:
Senior, unsecured notes	$100,000	$350,000
Mortgages payable	281,069	202,482
Unsecured note	53,500	53,500
Unsecured lines of credit	—	51,643

Total debt	434,569	657,625

Minority interest in consolidated joint venture	227,234	—

Partners' equity:
Preferred units, no units outstanding, historical; 2,000,000 units outstanding, as adjusted(1)	—	50,000
Other partners' capital:
General partner, 150,000 general partnership units outstanding	418	418
Limited partners, 18,245,913 limited partnership units outstanding(2)	260,205	248,502
Deferred compensation	(5,930)	(5,930)
Accumulated other comprehensive income	1,356	1,356

Total partners' equity	256,049	294,346

Total capitalization	$917,852	$951,971

(1)
Assumes no exercise of the underwriters' over-allotment option for the preferred share offering.

(2)
Does not include 288,110 units issuable upon the exercise of outstanding unit options.

(3)
As adjusted data is derived from the pro forma data on our Current Report on Form 8-K/A dated October 26, 2005.

SELECTED FINANCIAL DATA

        The following selected financial and other operating data should be read in conjunction with all of the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Report on Form 10-Q for the period ended September 30, 2005 and Current Report on Form 8-K/A dated October 26, 2005. The historical data as of and for the years ended December 31, 2004, 2003 and 2002 have been derived from historical financial statements. The historical data for the nine months ended September 30, 2005 and September 30, 2004 have been derived from our unaudited historical financial statements. In the opinion of management, this historical data includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth. However, operating results for the nine months ended September 30, 2005 are not necessarily indicative of results that may be expected for the year ended December 31, 2005.

        The accompanying unaudited pro forma data as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004 are based on our historical statements after giving effect to the completion of the company's Class C Preferred Shares offering, the proposed offering of unsecured debt pursuant to this prospectus supplement and the use of proceeds from the company's Class C Preferred Share offering, this offering, certain cash equivalents and short-term investments and the draw down on the unsecured lines of credit to acquire the remaining two-thirds interest in the Charter Oak portfolio and to prepay the John Hancock mortgages. The unaudited pro forma data for the nine months ended September 30, 2005 and the year ended December 31, 2004 assume the completion of the company's Class C Preferred Share offering, this offering, the draw down on unsecured lines of credit, the acquisition of the Charter Oak portfolio and early repayment of the John Hancock mortgages had occurred as of the beginning of each respective period. We note that this offering is not contingent or conditioned on the consummation of the company's priced Class C Preferred Share offering.

        The pro forma consolidated financial statements have been prepared by our management. These pro forma statements may not be indicative of the results that would have actually occurred if the completion of the company's Class C Preferred Share offering, this offering, the draw down on the unsecured lines of credit, the acquisition of the Charter Oak portfolio and the early repayment of the John Hancock mortgages had occurred on the date indicated, nor does it purport to represent the results of operations for future periods. The unaudited pro forma consolidated financial statements should be read in conjunction with our unaudited pro forma consolidated financial statements (which are contained in our Current Report on Form 8-K/A dated October 26, 2005), unaudited financial statements and notes thereto as of September 30, 2005 and for the nine months then ended (which are contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2005), and the audited financial statements and notes thereto as of December 31, 2004 and for the year then ended (which are contained in our Annual Report on Form 10-K for the year ended December 31, 2004).

        The accompanying unaudited pro forma consolidated financial statements reflect a preliminary allocation of the purchase price of the Charter Oak portfolio under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141"). This allocation is subject to final adjustment following such acquisition. We expect to finalize the valuation following the consummation of such transaction. Changes in the allocation of the purchase price and/or estimated useful lives from those used in the unaudited pro forma consolidated financial statements would result in an increase or decrease in pro forma income from continuing operations and related pro forma earnings per share. The following table summarizes our preliminary allocation of purchase price plus closing costs and the estimated useful lives used for the pro forma calculations.

	Amount (in thousands)	Average estimated useful life (in years)
Land	$4,873
Buildings, improvements and fixtures	41,048	24.4
Deferred lease and other intangibles:
Above (below) market leases, net	(4,754)	3.2
Other lease related intangibles (principally tenant relationships
and lease in place value)	16,186	5.7
Debt premium	1,173	3.0
Minority interest	227,234

Net assets acquired	$285,760

        The information presented in this prospectus supplement includes financial information prepared in accordance with generally accepted accounting principles in the United States, or GAAP, as well as funds from operations, or FFO, a financial measure that is not required by or presented in accordance with GAAP. As described more fully in note 2 to the table of "Other Data" below, we believe this non-GAAP measure provides meaningful additional information about our performance and is generally recognized as the industry standard for reporting the operations of REITs. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Please see note 2 below for further discussion of this measure.

	Nine Months Ended September 30,
				Year Ended December 31,
	Pro Forma
		Actual		Pro Forma	Actual
	2005	2005	2004	2004	2004	2003	2002
	(dollars in thousands, except per unit data)
Statement of Operations Data:
Revenues:
Base Rentals(a)	$100,299	$99,370	$96,380	$131,122	$129,884	$78,319	$71,109
Percentage rentals	3,968	3,968	2,958	5,338	5,338	3,179	3,526
Expense reimbursements	41,165	41,165	37,956	52,585	52,585	33,053	28,642
Other income(b)	3,673	3,747	5,054	6,746	6,746	3,508	3,211

Total revenues	149,105	148,250	142,348	195,791	194,553	118,059	106,488

Expenses
Property operating	46,911	46,911	43,095	59,759	59,759	38,968	33,584
General and administrative	10,333	10,333	9,757	12,820	12,820	9,551	9,211
Depreciation and amortization(c)	39,775	36,458	39,154	55,868	51,446	28,231	27,048

Total expenses	97,019	93,702	92,006	128,447	124,025	76,750	69,843

Operating income	52,086	54,548	50,342	67,344	70,528	41,309	36,645
Interest expense(d)	31,958	24,327	26,684	46,407	35,117	26,486	28,460

Income before equity in earnings of unconsolidated joint ventures, minority interest, discontinued operations and loss on sale of real estate	20,128	30,221	23,658	20,937	35,411	14,823	8,185
Equity in earnings of unconsolidated joint ventures	714	714	799	1,042	1,042	819	392
Minority interest in consolidated joint venture(e)	—	(20,211)	(20,410)	—	(27,144)	(941)	—

Income from continuing operations	$20,842	10,724	4,047	$21,979	9,309	14,701	8,577

Discontinued operations		—	(683)		(683)	1,698	5,703

Income before loss on sale of real estate		10,724	3,364		8,626	16,399	14,280
Loss on sale of real estate		(4,690)	—		—	—	—

Net income		6,034	3,364		8,626	16,399	14,280
Less applicable preferred unit distributions		—	—		—	(806)	(1,771)

Net income available to partners		6,034	3,364		8,626	15,593	12,509
Income allocated to limited partners		5,981	3,333		8,548	15,417	12,347

Income allocated to general partner		$53	$31		$78	$176	$162

Unit Data:
Basic:
Income from continuing operations(f)	$0.99	$0.36	$0.25	$1.01	$0.56	$1.06	$0.60
Net income	N/A	$0.36	$0.20	N/A	$0.52	$1.19	$1.11
Weighted average common units(g)	18,215	16,874	16,518	18,055	16,555	13,085	11,356
Diluted:
Income from continuing operations	$0.98	$0.36	$0.24	$1.00	$0.56	$1.04	$0.59
Net income	N/A	$0.36	$0.20	N/A	$0.52	$1.17	$1.08
Weighted average common units	18,327	16,986	16,611	18,150	16,650	13,300	11,539
Distributions paid per common unit	N/A	$1.915	$1.865	N/A	$2.49	$2.46	$2.46
Balance Sheet Data (at period end):
Real estate assets, before depreciation(h)	$1,128,107	$1,082,186	$1,069,978	N/A	$1,077,393	$1,078,553	$622,399
Total assets(h)(i)	974,570	940,451	962,123	N/A	936,105	986,815	477,380
Total debt(h)(j)(k)(l)	657,625	434,569	511,492	N/A	488,007	540,319	345,005
Total partners' equity(m)(n)	294,346	256,049	201,754	N/A	196,754	206,600	114,265

Note that the lettered footnotes below refer to the related pro forma columns.

(a)
To reflect amortization of the portion of the purchase price assigned to above and below market leases in accordance with FAS 141.

(b)
To reflect the elimination of interest income earned from available cash equivalents and short-term investments remaining from the proceeds from the company's September 2, 2005 issuance of 3.0 million common shares, which were contributed to the operating partnership.

(c)
To reflect depreciation and amortization on the partial step-up of assets to fair value.

(d)
To reflect (1) interest expense from the assumed issuance of $250.0 million in unsecured public debt with an assumed coupon rate of 6.00% (effective rate of 6.08% after underwriting discount; an increase or decrease of 100 basis points in the coupon rate would result in an increase or decrease in interest expense of $2.5 million on an annual basis); (2) the amortization of debt issuance costs ($1.9 million amortized over ten years); (3) reduction in the amortization of debt premium of $1.2 million amortized over three years; (4) adjustments to interest expense to reflect an assumed $51.6 million balance outstanding on available lines of credit at an interest rate of 4.79% based on one month LIBOR plus 0.85%; and (5) the elimination of interest paid during the year on the John Hancock mortgage loans, which were repaid early on October 3, 2005, totaling $77.4 million with interest rates ranging from 7.875% to 7.89% and their associated loan cost amortization.

(e)
To eliminate the minority interest in the net income of the consolidated joint venture that is being acquired as part of the acquisition of the Charter Oak portfolio.

(f)
Pro forma income per common unit is computed as follows: Income from continuing operations less preferred unit distributions of $2.8 million for the nine months ended September 30, 2005 and $3.8 million for the year ended December 31, 2004 (from the issuance of 2.0 million preferred units to the company in exchange for the proceeds from the company's issuance of 2.0 million preferred shares at a price of $25.00 per share and at a coupon rate of 7.5%) divided by pro forma weighted average common units outstanding.

(g)
To reflect the company's issuance of 3.0 million common shares on September 2, 2005, the proceeds of which the company contributed to the operating partnership in exchange for 1.5 million common units which had a weighted average of 159,500 units outstanding for the nine months ended September 30, 2005, as if the units had been issued as of the beginning of the nine month period.

(h)
To reflect the assumed acquisition of the two-thirds share of the difference between the fair value of the Charter Oak Portfolio and underlying book value of the assets and liabilities.

(i)
To reflect (1) the assumed use of $4.75 million in available cash equivalents and $20.0 million in short-term investments as of September 30, 2005 as part of the funding of the acquisition of the Charter Oak portfolio, (2) $1.9 million in deferred financing costs from the assumed issuance of unsecured public debt and (3) the write-off of $.4 million in deferred financing costs associated with the early repayment of the John Hancock mortgages on October 3, 2005.

(j)
To reflect the assumed issuance of $250.0 million of unsecured public debt generating net proceeds of $248.1 million.

(k)
To reflect the early repayment of the John Hancock mortgages loans totaling $77.4 million on October 3, 2005.

(l)
To reflect the assumed draw down of $51.6 million of available unsecured lines of credit as part of the funding of the acquisition of the Charter Oak portfolio.

(m)
To reflect the company's issuance of 2.0 million preferred shares at a coupon rate of 7.5% with net proceeds of approximately $48.1 million, as part of the funding of the acquisition of the Charter Oak portfolio, which were contributed to the operating partnership in exchange for 2.0 million preferred units.

(n)
To reflect the debt prepayment premium of $9.4 million and the write-off of $.4 million in deferred financing costs associated with the early repayment of the John Hancock mortgages on October 3, 2005.

	Nine Months Ended September 30,			Year Ended December 31,
	(dollars in thousands)
	Pro Forma	Historical		Pro Forma	Historical
	2005	2005	2004	2004	2004	2003	2002
Other Data:
Cash flows provided by (used in):
Operating activities	N/A	$60,292	$62,634	N/A	$84,774	$46,593	$39,695
Investing activities	N/A	$(41,754)	$8,862	N/A	$2,607	$(327,068)	$(26,883)
Financing activities	N/A	$(16,433)	$(54,259)	N/A	$(93,156)	$289,271	$(12,247)
Funds from operations(2)	$58,735	$47,564	$45,336	$76,540	$63,018	$47,039	$41,695
Gross leasable area open (thousands of square feet) (at period end):
Wholly owned	8,227	4,956	5,066	8,337	5,066	5,299	5,469
Partially owned (consolidated)	—	3,271	3,271	—	3,271	3,273	—
Partially owned (unconsolidated)	402	402	391	402	402	324	260
Managed	65	65	432	105	105	434	457

Total gross leasable area open (thousands of square feet) (at period end):	8,694	8,694	9,160	8,844	8,844	9,330	6,186

Number of centers (at period end):
Wholly owned	31	22	23	32	23	26	28
Partially owned (consolidated)	—	9	9	—	9	9	—
Partially owned (unconsolidated)	1	1	1	1	1	1	1
Managed	1	1	4	3	3	4	5

Total number of centers (at period end)	33	33	37	36	36	40	34

Occupancy rate (at period end)(1)	N/A	97.0%	96.0%	N/A	97.0%	96.0%	98.0%

(1)
Includes only factory outlet centers in which we have an ownership interest and not the factory outlet center we only manage.

(2)
FFO represents net income before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures. The following table is a reconciliation of FFO to net income for the periods indicated and as adjusted to give effect to the prepayment of $77.4 million of mortgage debt, the completion of the company's Class C Preferred Share offering and the proposed unsecured debt offering, and the acquisition of the Charter Oak portfolio.

	Nine Months Ended September 30,			Year Ended December 31,
	(dollars in thousands)
	As adjusted	Historical		As adjusted	Historical
	2005	2005	2004	2004	2004	2003	2002
Income from continuing operations(b)	$20,842	$10,724	$4,047	$21,979	$9,309	$14,701	$8,577
Discontinued operations (including gain or (loss) on sale of real estate)	—	—	(683)	(683)	(683)	1,698	5,703
Loss on sale of real estate	(4,690)	(4,690)	—	—	—	—	—

Net income	16,152	6,034	3,364	21,296	8,626	16,399	14,280
Applicable preferred unit distributions(c)	(2,813)	—	—	(3,750)	—
Minority interest adjustment — consolidated joint venture(d)	—	(549)	18	—	(180)	(33)	—
Depreciation and amortization attributable to discontinued operations	—	—	554	554	554	1,466	1,942
Depreciation and amortization uniquely significant to real estate—consolidated(e)	39,592	36,275	38,985	55,646	51,224	27,959	26,753
Depreciation and amortization uniquely significant to real estate—unconsolidated joint ventures	1,114	1,114	955	1,334	1,334	1,101	422
(Gain)/loss on sale of real estate	4,690	4,690	1,460	1,460	1,460	147	(1,702)

Funds from operations	$58,735	$47,564	$45,336	$76,540	$63,018	$47,039	$41,695

Fully diluted weighted average common units	18,327	16,986	16,611	18,150	16,650	13,300	11,539
(a)
FFO is intended to exclude GAAP historical cost depreciation of real estate, which assumes that the value of real estate assets diminish predictably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing prospective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is widely used by us and others in our industry to evaluate and price potential acquisition candidates. The National Association of Real Estate Investment Trusts, Inc., of which we are a member, has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance. In addition, our employment agreements with certain members of management base bonus compensation on our FFO performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•
FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•
FFO does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•
Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only supplementally. See the Statements of Cash Flow included in our Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the period ended September 30, 2005, incorporated by reference into this prospectus supplement and the accompanying prospectus.

The above reconciliation of FFO begins with "Income from continuing operations," as shown in the "Statement of Operations Data," in contrast to "Net income," as prescribed by the NAREIT definition. However, the reconciliation as presented includes the results of discontinued operations and gains (losses) on sales of real estate which comprise the only differences.

Note that the lettered footnotes (b) through (d) refer to the related As adjusted columns.

(b)
As adjusted data is derived from the pro forma data in our Current Report on Form 8-K/A dated October 26, 2005.

(c)
To reflect preferred unit distributions of $2.8 million for the nine months ended September 30, 2005 and $3.8 million for the year ended December 31, 2004 (from the issuance of 2.0 million preferred units to the company in exchange for the proceeds from the company's issuance of 2.0 million preferred shares at a price of $25.00 per share and at a coupon rate of 7.5%).

(d)
To eliminate the minority interest in the FFO of the consolidated joint venture being acquired in this transaction.

(e)
To reflect depreciation and amortization on the partial step-up of assets to fair value in accordance with FAS 141.

THE OPERATING PARTNERSHIP

        We are one of the largest owners and operators of factory outlets in the United States. We are controlled by the company, a fully-integrated, self-administered and self-managed REIT and focus exclusively on developing, acquiring, owning and managing factory outlet centers. As of September 30, 2005, we owned interests in or managed 33 factory outlet centers in 22 states with a GLA of approximately 8.7 million square feet. These factory outlet centers were 97% occupied and contained over 2,000 stores, representing over 400 store brands.

        The company owns the majority of the units of partnership interest issued by us through its two wholly-owned subsidiaries, The Tanger GP Trust and Tanger LP Trust. The Tanger GP Trust serves as our sole general partner. The Tanger LP Trust holds a limited partnership interest. The Tanger family, through its ownership of the Tanger Family Limited Partnership, or TFLP, holds the remaining units as a limited partner. Stanley K. Tanger, the company's Chairman of the Board and Chief Executive Officer, is the sole general partner of TFLP. As of September 30, 2005, Tanger GP Trust owned 150,000 partnership units, Tanger LP Trust owned 15,212,608 partnership units and TFLP owned the remaining 3,033,305 partnership units. Each of TFLP's partnership units are exchangeable, subject to certain limitations to preserve the company's status as a REIT, for two of the company's common shares. As of September 30, 2005, the company's management beneficially owned approximately 19.0% of all the company's outstanding shares in the aggregate (assuming the partnership units held by TFLP are exchanged for the company's common shares but without giving effect to the exercise of any outstanding share and partnership unit options). Ownership of the company's common shares is restricted to preserve the company's status as a REIT for federal income tax purposes. Subject to certain exceptions, a person may not actually or constructively own more than 4% of the company's common shares or 9.8% of the company's Class C Preferred Shares. The company also operates in a manner intended to enable it to preserve its status as a REIT, including, among other things, making distributions with respect to its outstanding common and preferred shares equal to at least 90% of its taxable income each year.

        We and the company are both organized under the laws of the State of North Carolina and maintain our principal executive office at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina, 27408 and the telephone number is (336) 292-3010. Our website can be accessed at www.tangeroutlet.com. A copy of our 10-K's, 10-Q's, and 8-K's can be obtained, free of charge, on our website. Information on our website is not, however, a part of this prospectus supplement or the accompanying prospectus.

The Factory Outlet Concept

        Factory outlets are manufacturer-operated retail stores that sell primarily first quality, branded products at significant discounts from the regular retail prices that department stores and specialty stores charge. Factory outlet centers offer numerous advantages to both consumers and manufacturers. Manufacturers selling in factory outlet stores are often able to charge customers lower prices for brand name and designer products by eliminating the third party retailer. Factory outlet centers also typically have lower operating costs than other retailing formats, which enhances the manufacturer's profit potential. Factory outlet centers enable manufacturers to optimize the size of their production runs while continuing to maintain control of their distribution channels. In addition, factory outlet centers benefit manufacturers by permitting them to sell out-of-season, overstocked or discontinued merchandise without impacting the reputation of department stores or hampering the manufacturer's brand name, as is often the case when merchandise is distributed via discount chains.

        We believe that factory outlet centers continue to present attractive opportunities for capital investment, particularly with respect to strategic re-merchandising plans and expansions of existing centers. We believe that under present conditions such development or expansion costs, coupled with current market lease rates, permit attractive investment returns. We further believe, based upon our contacts with present and prospective tenants, that many companies, including prospective new entrants into the factory outlet business, desire to open a number of new factory outlet stores in the next several years, particularly in markets where there are successful factory outlet centers in which such companies do not have a significant presence or where there are few factory outlet centers.

Our Factory Outlet Centers

        Each of our factory outlet centers carries the Tanger brand name. We believe that national manufacturers and consumers recognize the Tanger brand as one that provides factory outlet shopping centers where consumers can trust the brand, quality and price of the merchandise they purchase directly from the manufacturers.

        As one of the original participants in this industry, we have developed long-standing relationships with many national and regional manufacturers. Because of our established relationships with many manufacturers, we believe we are well positioned to capitalize on expected industry growth.

        Our factory outlet centers range in size from 24,619 to 729,497 square feet of GLA and are typically located at least ten miles from major department stores and manufacturer-owned, full-price retail stores. Manufacturers prefer these locations so that they do not compete directly with their major customers and their own stores. Many of our factory outlet centers are located near tourist destinations to attract tourists who consider shopping to be a recreational activity. Our centers are typically situated in close proximity to interstate highways that provide accessibility and visibility to potential customers.

        As of September 30, 2005, we had a diverse tenant base comprised of over 400 different well-known, upscale, national designer or brand name concepts, such as Liz Claiborne, Reebok, Tommy Hilfiger, Polo Ralph Lauren, GAP, Banana Republic, Old Navy, Nautica, Coach Leatherware, Brooks Brothers, Zales and Nike. Most of the factory outlet stores are directly operated by the respective manufacturer.

        No single tenant, including affiliates, accounted for 10.0% or more of our combined base and percentage rental revenues during the nine months ended September 30, 2005, and for the years ended December 31, 2004, 2003 and 2002. As of September 30, 2005, our largest tenant, The Gap, Inc., including all of its store concepts, accounted for approximately 7.0% of our GLA. Because our typical tenant is a large, national manufacturer, we have not experienced any significant problems with respect to rent collections or lease defaults.

        Revenues from fixed rents and operating expense reimbursements accounted for approximately 89.0% of our total revenues in 2004. Revenues from contingent sources, such as percentage rents, vending income and miscellaneous income, accounted for approximately 11.0% of our total revenues in 2004. As a result, only small portions of our revenues are dependent on contingent revenue sources.

Business History

        Stanley K. Tanger, our founder, Chairman and Chief Executive Officer, entered the factory outlet center business in 1981. Prior to founding our company, Stanley K. Tanger and his son, Steven B. Tanger, our President and Chief Operating Officer, built and managed a successful family owned apparel manufacturing business, Tanger/Creighton Inc., which business included the operation of five factory outlet stores. Based on their knowledge of the apparel and retail industries, as well as their experience operating Tanger/Creighton Inc.'s factory outlet stores, they recognized that there would be a demand for factory outlet centers where a number of manufacturers could operate in a single location and attract a large number of shoppers.

        In 1981, Stanley K. Tanger began developing successful factory outlet centers. Steven B. Tanger joined the company in 1986 and by June 1993, the Tangers had developed 17 centers with a total GLA of approximately 1.5 million square feet. In June 1993, the company completed its initial public offering, making Tanger Factory Outlet Centers, Inc. the first publicly traded factory outlet center company. Since the company's initial public offering, we have grown our portfolio through strategic development and acquisitions. Since entering the factory outlet center business 24 years ago, we have become one of the largest owner operators of factory outlet centers in the country.

Business, Growth and Operating Strategy

Business Strategy

        We maintain strong tenant relationships with high volume manufacturers and retailers that have a selective presence in the outlet industry, such as Liz Claiborne, Reebok, Tommy Hilfiger, Polo Ralph Lauren, GAP, Banana Republic, Old Navy, Nautica, Coach Leatherware, Brooks Brothers, Zales and Nike. These relationships help solidify our position in the manufacturer outlet business. As of September 30, 2005, our portfolio of properties was 97.0% occupied with average annual tenant sales of $317 per square foot. Our properties have had an occupancy rate on December 31st of each year of 95.0% or greater for the last 24 years. We have a seasoned team of real estate professionals averaging over 17 years in the outlet industry. We believe this experience in the business, long-standing relationships with tenants and expertise in the development and operation of factory outlet centers provides us with a competitive advantage.

Growth Strategy

        We seek to grow through a combination of increasing rents in our existing centers, developing new centers and expanding existing centers and acquiring centers.

Increasing Rents at Existing Centers

        Our leasing strategy includes aggressively marketing available space and maintaining a high level of occupancy, providing for inflation-based contractual rent increases or periodic fixed contractual rent increases in substantially all leases, renewing leases at higher base rents per square-foot, re-leasing space occupied by under-performing tenants and continuing to sign leases that provide for percentage rents.

Developing New Centers and Expanding Existing Centers

        We believe that there are significant opportunities to develop factory outlet centers across the United States. We intend to undertake such development selectively and believe that we will have a competitive advantage in doing so as a result of our development expertise, tenant relationships and access to capital. We expect that the development of new centers and the expansion of existing centers will continue to be a substantial part of our growth strategy. We believe that our development experience and tenant relationships enable us to determine site viability on a timely and cost-effective basis. However, we cannot assure you that any development or expansion projects will be commenced or completed as scheduled.

        We typically seek opportunities to develop or acquire new factory outlet centers in locations that have at least 1.0 million residents within a one-hour drive, an average household income within a 30-mile radius of at least $50,000 per year and access to frontage on a major or interstate highway with a traffic count of at least 45,000 cars per day. We also seek to enhance our customer base by developing centers at or near established tourist destinations with at least 5.0 million annual visitors. Our current goal is to target sites that are large enough to support factory outlet centers with approximately 75 stores totaling at least 300,000 square feet of GLA.

        We generally pre-lease at least 50.0% of the space in each factory outlet center prior to acquiring the site and beginning construction. Construction of a new factory outlet center generally extends nine to twelve months from the groundbreaking to the opening of the first tenant store. Construction of expansions to existing properties typically requires between six to nine months.

Acquiring Centers

        We may selectively acquire individual properties or portfolios of properties that meet our strategic investment criteria as suitable opportunities arise. We believe that our extensive experience in the factory outlet center business, access to capital, familiarity with real estate markets and management experience will allow us to evaluate and execute our acquisition strategy successfully. Furthermore, we believe that we will be able to enhance the operation of acquired properties as a result of our tenant relationships that have resulted from the Charter Oak property portfolio transaction. We cannot assure you, however that any acquisitions will be consummated or, if consummated, will result in a positive return on investment to us.

Operating Strategy

        Our primary business objective is to enhance the value of our properties and operations by increasing cash flow. We plan to achieve this objective through continuing efforts to improve tenant sales and profitability and to enhance the opportunity for higher base and percentage rents.

Leasing

        We pursue an active leasing strategy through long-standing relationships with a broad range of tenants including manufacturers of men's, women's and children's ready-to-wear lifestyle apparel, footwear, accessories, tableware, housewares, linens and domestic goods. We place key tenants in strategic locations to draw customers into each factory outlet center and to encourage shopping at more than one store. We continually monitor tenant mix, store size, store location and sales performance, and work with tenants to improve each factory outlet center through re-sizing, re-location and joint promotion.

Marketing

        We develop branded, property-specific marketing plans annually in order to convey our message of providing an assortment of superior outlet brand name goods, a wide selection of goods and savings. We evaluate our plans each year to ensure we are reaching the right markets and shoppers with the optimum marketing strategy in order to encourage customer traffic to our factory outlet centers nationwide. Our plans include strategic advertising, enticing promotions, incentives and events to targeted audiences in order to achieve meaningful and measurable results. The majority of consumer-marketing expenses we incur are reimbursable by tenants.

Capital Strategy

        We achieve a strong and flexible financial position by (1) managing our leverage position relative to our portfolio when pursuing new development and expansion opportunities, (2) extending and staggering debt maturities, (3) managing our interest rate risk through a proper mix of fixed and variable rate debt, (4) maintaining our liquidity by having available lines of credit and (5) preserving internally-generated sources of capital by strategically divesting our underperforming assets, maintaining a conservative distribution payout ratio and reinvesting a significant portion of our cash flow into our portfolio.

        We intend to retain our ability to raise additional capital, including public debt or equity, to pursue attractive investment opportunities that may arise and to otherwise operate in a manner that we believe to be in our shareholders' best interests. In September 2005, we and the company established a shelf registration to allow us to issue up to $600.0 million in debt, equity or any combination thereof. To generate capital to reinvest into other attractive investment opportunities, we may also consider the use of additional operational and developmental joint ventures, selling certain properties that do not meet our long-term investment criteria as well as selling out parcels on existing properties.

        We maintain unsecured, revolving lines of credit that provide for unsecured borrowings up to $125 million as of September 30, 2005. During 2004, we extended the maturity of all lines of credit to September 30, 2007. Based on cash provided by operations, existing credit facilities, ongoing negotiations with certain financial institutions and our ability to sell debt or equity in the capital markets subject to market conditions, we believe that we have access to the necessary financing to fund the planned capital expenditures during 2005 and 2006.

Competition

        We evaluate the degree of existing and planned competition in a proposed area before deciding whether to develop, acquire or expand a new factory outlet center. Our factory outlet centers compete for customers primarily with factory outlet centers built and owned by different developers, traditional shopping malls and full- and off-price retailers. We believe, however, that the majority of our customers visit factory outlet centers because they are intent on buying name-brand products at discounted prices. We believe that our ability to provide a variety of name-brand products at attractive prices provides us with a competitive advantage over traditional full- and off-price retailers.

        Tenants of factory outlet centers typically avoid direct competition with major retailers and their own specialty stores, and, therefore, generally insist that the factory outlet centers be located not less than ten miles from the nearest major department store or the tenants' own specialty stores. For this reason, we believe our centers compete only to a very limited extent with traditional malls in or near metropolitan areas.

        During the last several years, the factory outlet industry has experienced consolidation with smaller, less capitalized owners struggling to compete with, or being acquired by, larger, national factory outlet owners. Since 2000 the number of factory outlet centers in the United States has decreased, while the average size of each factory outlet center has increased. During this period of consolidation, the high barriers to entry in the factory outlet industry, including the need for extensive relationships with premier brand name manufacturers, have minimized the number of new factory outlet centers. This consolidation trend combined with the high barriers to entry, our national presence and access to capital as well as our tenant relationships, have allowed us to grow our business and improve our market position.

Properties

        As of September 30, 2005, our portfolio consisted of 33 factory outlet centers totaling 8.7 million square feet of GLA located in 22 states. We owned interests in 32 factory outlet centers with a total GLA of approximately 8.6 million square feet and managed for a fee one factory outlet center with a total GLA of approximately 64,000 square feet. Our factory outlet centers range in size from 24,619 to 729,497 square feet of GLA. These factory outlet centers are typically strip shopping centers that enable customers to view all of the shops from the parking lot, minimizing the time needed to shop.

        The table set forth below summarizes certain information with respect to our existing factory outlet centers, excluding one center we manage but in which we have no ownership interests, as of September 30, 2005. Except as noted, we own all properties in fee simple.

Location	GLA (sq. ft.)	% Occupied	% of Total GLA
Riverhead, NY(1)	729,497	100%	8.5%
Rehoboth, DE(1)(2)	568,873	99	6.6
Foley, AL(2)	535,757	98	6.2
San Marcos, TX	442,510	99	5.1
Myrtle Beach Hwy-501, SC(2)	427,417	90	5.0
Sevierville, TN(1)	419,038	100	4.9
Myrtle Beach Hwy-17, SC(1)(3)	401,992	99	4.7
Hilton Head, SC(2)	393,094	87	4.6
Commerce II, GA	340,656	99	3.9
Howell, MI	324,631	98	3.8
Park City, UT(2)	300,602	99	3.5
Westbrook, CT(2)	291,051	92	3.4
Locust Grove, GA	282,404	99	3.3
Branson, MO	277,883	100	3.2
Williamsburg, IA	277,230	99	3.2
Lincoln City, OR(2)	270,280	94	3.1
Tuscola, IL(2)	256,514	76	3.0
Lancaster, PA	255,152	100	3.0
Gonzales, LA	243,499	98	2.8
Tilton, NH(2)	227,998	96	2.6
Fort Meyers, FL	198,924	91	2.3
Commerce I, GA	185,750	90	2.2
Terrell, TX	177,490	99	2.1
North Branch, MN	134,480	100	1.6
West Branch, MI	112,120	100	1.3
Barstow, CA	108,950	93	1.3
Blowing Rock, NC	105,332	100	1.2
Pigeon Forge, TN(1)	94,694	95	1.1
Nags Head, NC	82,178	98	1.0
Boaz, AL	79,575	95	0.9
Kittery I, ME	59,694	100	0.6
Kittery II, ME	24,619	100	—

	8,629,884	97%	100.0%

1.
These properties or a portion thereof are subject to a ground lease.

2.
Includes centers from the Charter Oak portfolio acquired on December 19, 2003 of which we own a one-third interest through a joint venture arrangement and we expect to own a 100% interest following this offering and the application of the proceeds thereof.

3.
Includes a center that is currently owned through an unconsolidated joint venture in which we own a 50.0% interest.

Encumbered Properties

        The table set forth below summarizes certain information related to GLA and mortgage debt encumbering our existing factory outlet centers that we consolidate for financial reporting purposes as of September 30, 2005.

Location	GLA (sq. ft.)	Mortgage Debt as of September 30, 2005 (in thousands)	Interest Rate	Maturity Date
Williamsburg, IA(1)	277,230
San Marcos I, TX(1)	221,073
West Branch, MI(1)	112,120
Kittery I, ME(1)	59,694

	670,117	$59,263	7.875%	4/01/2009

San Marcos II, TX(1)	221,437	18,151	7.980%	4/01/2009

Blowing Rock, NC	105,332	9,244	8.860%	9/01/2010

Nags Head, NC	82,178	6,273	8.860%	9/01/2010

Rehoboth Beach, DE	568,873
Foley, AL	535,757
Myrtle Beach Hwy 501, SC	427,417
Hilton Head, SC	393,094
Park City, UT	300,602
Westbrook, CT	291,051
Lincoln City, OR	270,280
Tuscola, IL	256,514
Tilton, NH	227,998

	3,271,586	180,875	6.590%	7/10/2008

Debt premium(2)		7,263

Totals	4,350,650	$281,069

(1)
Represents mortgages prepaid on October 3, 2005.

(2)
Represents a premium on mortgage debt with an imputed interest rate of 4.97% assumed in the Charter Oak acquisition joint venture, which is consolidated on our balance sheet.

Ground Leases

        Of the 32 factory outlet centers in which we have ownership interests, we own the land underlying 27 of the centers and have ground leases on five of them. The land on which the Pigeon Forge and Sevierville centers are located are subject to long-term ground leases expiring in 2086 and 2046, respectively. The land parcel on which the original Riverhead Center is located, containing approximately 47 acres, is also subject to a ground lease with an initial term that was automatically renewed for an additional five years in 2004, with renewal at our option for up to six more additional terms of five years each. The term of the Riverhead Center ground lease is automatically renewed unless we give notice otherwise. We own the land parcel on which the Riverhead Center expansion is located, containing approximately 43 acres. The 44 acre land parcel on which the Myrtle Beach Hwy-17 center is located is also subject to a ground lease with an initial term expiring in 2026, with renewal at the option of our joint venture, TWMB Associates, LLC, for up to seven additional terms of ten years each. Finally, the 2.7 acre land parcel on which part of the Rehoboth Beach center is located, is also subject to a ground lease with an initial term expiring in 2044, with renewal at our option for an unlimited amount of additional terms of twenty years each.

Tenant Lease Terms

        The term of our typical tenant lease averages approximately five years. Generally, leases provide for the payment of fixed monthly rent in advance. There are often contractual base rent increases during the initial term of the lease. In addition, the rental payments are customarily subject to upward adjustments based upon tenant sales volume. Most leases provide for payment by the tenant of real estate taxes, insurance, common area maintenance and advertising and promotion expenses incurred by the applicable center. As a result, substantially all operating expenses for the centers are borne by the tenants.

Lease Expirations

        The following table sets forth, as of September 30, 2005, scheduled lease expirations, assuming none of the tenants exercise renewal options for our existing factory outlet centers, excluding one center we manage but in which we have no ownership interest.

Year	No. of Leases Expiring(1)	Approx. GLA (sq. ft.)(1)	Average Annualized Base Rent per sq. ft.	Annualized Base Rent(2)	% of Annualized Base Rent Represented by Expiring Leases
2005	72	254,922	$13.49	$3,439,503	3%
2006	335	1,362,889	15.09	20,566,657	17
2007	361	1,531,098	15.13	23,160,763	19
2008	293	1,273,401	16.09	20,488,470	17
2009	291	1,279,186	14.75	18,868,623	15
2010	265	1,129,506	17.04	19,252,193	16
2011	110	606,204	14.82	8,983,188	7
2012	30	227,486	12.75	2,900,139	2
2013	16	83,856	18.89	1,584,375	1
2014	14	62,370	16.20	1,010,328	1
2015 & thereafter	36	181,355	15.10	2,739,136	2

Total	1,823	7,992,273	$15.39	$122,993,375	100%

1.
Excludes leases that have been executed but for which the tenant has not yet taken possession of the space, vacant suites, space under construction, temporary leases and month-to-month leases totaling in the aggregate approximately 637,611 square feet.

2.
Annualized base rent is defined as the minimum payments due under our leases on an annual basis, excluding periodic contractual fixed increases and rents calculated based on a percentage of tenants' sales.

3.
As of September 30, 2005, tenants representing approximately 1,302,000 square feet of the 1,821,000 square feet scheduled to expire in 2005 had already renewed their lease terms.

Rental and Occupancy Rates

        The following table sets forth information regarding the expiring leases during each of the last five calendar years for our existing factory outlet centers, excluding centers we manage but in which we have no ownership interests.

	Total Expiring		Renewed by Existing Tenants		Re-leased to New Tenants
Year	(sq. ft.)	% of Total Center GLA	GLA (sq. ft.)	% of Total Center GLA	GLA (sq. ft.)	% of Total Center GLA
2004	1,790,000	20%	1,571,000	88%	94,000	5%
2003	1,070,000	12	854,000	80	49,000	5
2002	935,000	16	819,000	88	56,000	6
2001	684,000	13	560,000	82	55,000	8
2000	690,000	13	520,000	75	68,000	10

        The following table sets forth the average base rental rate increases per square foot upon re-leasing stores that were turned over or renewed during each of the last five calendar years for our existing centers, excluding one center we manage but in which we have no ownership interest.

	Renewals of Existing Leases				Stores Re-leased to New Tenants(1)
		Average Annualized Base Rents ($ per sq. ft.)				Average Annualized Base Rents ($ per sq. ft.)
Year	GLA (sq. ft.)	Expiring	New	% Increase	GLA (sq. ft.)	Expiring	New	% Increase
2004	1,571,000	$13.63	$14.40	6%	427,000	$16.43	$17.27	5%
2003	854,000	13.29	13.32	—	272,000	16.47	17.13	4
2002	819,000	14.86	15.02	1	229,000	15.14	15.74	4
2001	560,000	14.08	14.89	6	269,000	14.90	16.43	10
2000	520,000	13.66	14.18	4	303,000	14.68	15.64	7

(1)
The square feet of GLA re-leased to new tenants for 2004, 2003, 2002, 2001 and 2000 include 94,000, 49,000, 56,000, 55,000 and 68,000 square feet, respectively, that was re-leased to new tenants upon expiration of an existing lease during the current year.

Tenants

        The following table sets forth certain information with respect to our ten largest tenants and their store concepts as of September 30, 2005 for our existing factory outlet centers, excluding one center we manage but in which we have no ownership interests.

Tenant	Number of Stores	GLA (sq. ft.)	% of Total GLA
The Gap, Inc.:
GAP	17	251,759	2.9%
Old Navy	25	217,666	2.5
Banana Republic	15	119,910	1.4
Baby Gap	2	6,892	0.1
Gap Kids	1	3,885	0.1

	60	600,112	7.0%

Phillips-Van Heusen Corporation:
Bass Shoe	29	191,118	2.2%
Van Heusen	28	121,247	1.4
Geoffrey Beene Co. Store	15	57,140	0.7
Calvin Klein, Inc.	9	50,692	0.6
Izod	15	39,240	0.4

	96	459,437	5.3%
Liz Claiborne:
Liz Claiborne	28	301,014	3.5%
Liz Claiborne Women	7	24,284	0.3
Dana Buchman	3	10,436	0.1
Ellen Tracy	4	8,220	0.1
DKNY Jeans	3	6,975	0.1
Special Brands By Liz Claiborne	3	5,820	0.1
Claiborne Mens	2	3,100	0.0

	50	359,849	4.2%
VF Factory Outlet:
VF Factory Outlet, Inc	8	190,154	2.2%
Nautica Factory Stores	23	102,186	1.2
Vans	4	9,415	0.1
Nautica Kids	2	5,841	0.1
Earl Jean	1	1,200	0.0

	38	308,796	3.6%
Carter's
OshKosh B'Gosh	27	134,282	1.6%
Carter's	24	109,495	1.2

	51	243,777	2.8%
Reebok International, Ltd.:
Reebok	26	225,602	2.6%
Rockport	4	11,900	0.2
Greg Norman	1	3,000	0.0

	31	240,502	2.8%
Dress Barn Inc.
Dress Barn	29	217,865	2.5%
Maurice's	2	7,785	0.1

	31	225,650	2.6%
Retail Brand Alliance, Inc.:
Casual Corner	18	122,163	1.4%
Brooks Brothers	11	66,840	0.8
Petite Sophisticate	4	11,488	0.1
Adrienne Vitadini	2	9,494	0.1

	35	209,985	2.4%

Polo Ralph Lauren:
Polo Ralph Lauren	24	197,569	2.3%
Brown Group Retail, Inc:
Factory Brand Shoes	22	128,824	1.5%
Naturalizer	17	44,499	0.5
Eitenne Aigner	9	23,655	0.3

	48	196,978	2.3%

Total of all tenants listed in table	464	3,042,655	35.3%

Corporate and Regional Headquarters

        We rent space in an office building in Greensboro, North Carolina in which our corporate headquarters are located. In addition, we rent a regional office in New York, New York under a lease agreement and sublease agreement, respectively, to better service our principal fashion-related tenants, many of whom are based in and around the New York area. We maintain offices and employ on-site managers at 29 factory outlet centers. The managers closely monitor the operation, marketing and local relationships at each of their factory outlet centers.

Insurance

        We believe that, as a whole, our properties are covered by adequate comprehensive liability, fire, flood and extended loss insurance provided by reputable companies with commercially reasonable and customary deductibles and limits. Our lease agreements require each tenant to carry specified types and amounts of insurance. There are however, types of losses, like those resulting from wars or earthquakes, which may either be uninsurable or not economically insurable in some or all of our locations. An uninsured loss could result in a loss to us of both our capital investment and anticipated profits from the affected property.

Employees

        As of September 30, 2005, we had 187 full-time employees located at our corporate headquarters in North Carolina, our regional office in New York and our 29 business offices. At that date, we also employed 194 part-time employees at various locations.

Legal Proceedings

        We are subject to legal proceedings and claims that have arisen in the ordinary course of our business and have not been finally adjudicated. In our opinion, the ultimate resolution of these matters will have no material effect on our results of operations or financial condition.

MANAGEMENT OF THE COMPANY

        The following table sets forth certain information concerning the company's executive officers:

Name	Age	Office
Stanley K. Tanger	82	Founder, Chairman of the Board of Directors and Chief Executive Officer
Steven B. Tanger	56	Director, President and Chief Operating Officer
Frank C. Marchisello, Jr.	47	Executive Vice President—Chief Financial Officer and Secretary
Willard A. Chafin, Jr.	68	Executive Vice President—Leasing, Site Selection, Operations and Marketing
Joseph H. Nehmen	56	Senior Vice President—Operations
Carrie A. Warren	42	Senior Vice President—Marketing
Kevin M. Dillon	47	Senior Vice President—Construction and Development
Lisa J. Morrison	45	Senior Vice President—Leasing
Virginia R. Summerell	46	Vice President, Treasurer and Assistant Secretary
James F. Williams	41	Vice President—Controller

        The following is a biographical summary of the experience of the company's executive officers:

        Stanley K. Tanger.    Mr. Tanger is the founder, Chief Executive Officer and Chairman of the Board of Directors of the company. He also served as President from inception of the company to December 1994. Mr. Tanger opened one of the country's first outlet shopping centers in Burlington, North Carolina in 1981. Before entering the factory outlet center business, Mr. Tanger was President and Chief Executive Officer of his family's apparel manufacturing business, Tanger/Creighton, Inc., for 30 years.

        Steven B. Tanger.    Mr. Tanger is a director of the company and was named President and Chief Operating Officer effective January 1, 1995. Previously, Mr. Tanger served as Executive Vice President since joining the company in 1986. He has been with Tanger-related companies for most of his professional career, having served as Executive Vice President of Tanger/Creighton for 10 years. He is responsible for all phases of project development, including site selection, land acquisition and development, leasing, marketing and overall management of existing outlet centers. Mr. Tanger is a graduate of the University of North Carolina at Chapel Hill and the Stanford University School of Business Executive Program. Mr. Tanger is the son of Stanley K. Tanger.

        Frank C. Marchisello, Jr.    Mr. Marchisello was named Executive Vice President, Chief Financial Officer and Secretary in May 2005. Previously he was named Executive Vice President and Chief Financial Officer in April 2003 after being named Senior Vice President and Chief Financial Officer in January 1999 and Vice President and Chief Financial Officer in November 1994. Previously, he served as Chief Accounting Officer since joining the company in January 1993 and Assistant Treasurer since February 1994. He was employed by Gilliam, Coble & Moser, certified public accountants, from 1981 to 1992, the last six years of which he was a partner of the firm in charge of various real estate clients. Mr. Marchisello is a graduate of the University of North Carolina at Chapel Hill and is a certified public accountant.

        Willard A. Chafin, Jr.    Mr. Chafin was named Executive Vice President—Leasing, Site Selection, Operations and Marketing of the company in January 1999. Mr. Chafin previously held the position of Senior Vice President—Leasing, Site Selection, Operations and Marketing since October 1995. He joined the company in April 1990, and since has held various executive positions where his major responsibilities included supervising the Marketing, Leasing and Property Management Departments, and leading the Asset Management Team. Prior to joining the company, Mr. Chafin was the Director of Store Development for the Sara Lee Corporation, where he spent 21 years. Before joining Sara Lee, Mr. Chafin was employed by Sears Roebuck & Co. for nine years in advertising/sales promotion, inventory control and merchandising.

        Joseph H. Nehmen.    Mr. Nehmen was named Senior Vice President—Operations in January 1999. He joined the company in September 1995 and was named Vice President of Operations in October 1995. Mr. Nehmen has over 20 years experience in private business. Prior to joining Tanger, Mr. Nehmen was owner of Merchants Wholesaler, a privately held distribution company in St. Louis, Missouri. He is a graduate of Washington University. Mr. Nehmen is the son-in-law of Stanley K. Tanger and brother-in-law of Steven B. Tanger.

        Carrie A. Warren.    Ms. Warren was named Senior Vice President—Marketing in May 2000. Previously, she held the position of Vice President—Marketing since September 1996 and Assistant Vice President—Marketing since joining the company in December 1995. Prior to joining Tanger, Ms. Warren was with Prime Retail, L.P. for 4 years where she served as Regional Marketing Director responsible for coordinating and directing marketing for five outlet centers in the southeast region. Prior to joining Prime Retail, L.P., Ms. Warren was Marketing Manager for North Hills, Inc. for five years and also served in the same role for the Edward J. DeBartolo Corp. for two years. Ms. Warren is a graduate of East Carolina University.

        Kevin M. Dillon.    Mr. Dillon was named Senior Vice President—Construction and Development in August 2004. Previously, he held the positions of Vice President—Construction and Development from May 2002 to August 2004, Vice President—Construction from October 1997 to May 2002, Director of Construction from September 1996 to October 1997 and Construction Manager from November 1993, the month he joined the company, to September 1996. Prior to joining the company, Mr. Dillon was employed by New Market Development Company for six years where he served as Senior Project Manager. Prior to joining New Market, Mr. Dillon was the Development Director of Western Development Company where he spent 6 years.

        Lisa J. Morrison.    Ms. Morrison was named Senior Vice President—Leasing in August 2004. Previously, she held the positions of Vice President—Leasing from May 2001 to August 2004, Assistant Vice President of Leasing from August 2000 to May 2001 and Director of Leasing from April 1999 until August 2000. Prior to joining the company, Ms. Morrison was employed by the Taubman Company and Trizec Properties, Inc. where she served as a leasing agent. Her major responsibilities include managing the leasing strategies for our operating properties, as well as expansions and new development. She also oversees the leasing personnel and the merchandising and occupancy for Tanger properties.

        Virginia R. Summerell.    Ms. Summerell was named Vice President, Treasurer and Assistant Secretary in May 2005. Ms. Summerell joined the company in August 1992 as Director of Finance, was named Assistant Secretary in November 1994 and was promoted to Treasurer in May 1995. Prior to joining the company, Ms. Summerell was a commercial lending officer in various corporate and real estate capacities for nine years with NationsBank, a predecessor of Bank of America N.A. Her major responsibilities include maintaining banking relationships, oversight of all project and corporate finance transactions and development of treasury management systems and management of the company's credit department. Ms. Summerell is a graduate of Davidson College with an MBA from the Babcock School at Wake Forest University.

        James F. Williams.    Mr. Williams was named Vice President and Controller in April 2004. Mr. Williams joined the company in September 20, 1993, was promoted to Controller in January 1995 and was named Assistant Vice President in January 1997. Prior to joining the company Mr. Williams was the Financial Reporting Manager of Guilford Mills, Inc. from April 1991 to September 1993 and was employed by Arthur Andersen for 5 years from 1987 to 1991. Mr. Williams graduated from the University of North Carolina at Chapel Hill in December 1986 and is a certified public accountant.

DESCRIPTION OF NOTES

        The following description of some of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture (as defined below) are summaries of provisions contained in the notes and the Indenture and do not purport to be complete. These statements are qualified in their entirety by reference to the provisions of the notes and the Indenture. Copies of the Indenture are available upon request. Capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the prospectus, in the Indenture.

        The notes constitute debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of March 1, 1996 between the company, the operating partnership and U.S. Bank National Association, as Trustee, and supplemented by the Fourth Supplemental Indenture dated November 4, 2005, which we refer to collectively in this prospectus supplement as the Indenture. The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA. The notes are subject to all those terms, and investors are referred to the Indenture and the TIA for a statement of those terms.

General

        The notes will be a separate series of debt securities under the Indenture, limited initially in aggregate principal amount to $250 million. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may issue debt securities in one or more series up to the aggregate amount authorized by us for each series. We may, without the consent of the holders of the notes, re-open this series of notes and issue additional notes of this series under the Indenture in addition to the $250 million of notes authorized as of the date of this prospectus supplement. Any such additional notes shall be part of the same series of debt securities issued under the Indenture as the notes offered by this prospectus supplement.

        The notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The notes will be evidenced by a global note, the Global Note, in book-entry form, except under the limited circumstances described below under "—Book-Entry System." Notices or demands to or upon the operating partnership in respect of the notes and the Indenture may be served and, if notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of the operating partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of the Trustee, which on the date of this prospectus supplement is located at U.S. Bank Corporate Trust, Attention: Gary Dougherty, One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

        Reference is made to the section titled "Description of Debt Securities—Certain Covenants" in the accompanying prospectus and "—Additional Covenants of the Operating Partnership" below for a description of certain covenants applicable to the notes. Compliance with these covenants generally may be waived if the holders of a majority in principal amount of the outstanding notes consent to such waiver. In addition, the defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes; covenant defeasance will be applicable with respect to the covenants described in the accompanying prospectus under "Description of Debt Securities—Certain Covenants" (except the covenant requiring the operating partnership to preserve and keep in full force and effect its corporate existence) and the covenants described below under "—Additional Covenants of the Operating Partnership."

        Except as described under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus or "—Additional Covenants of the Operating Partnership" below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of

  •
  a highly leveraged or similar transaction involving the operating partnership,

  •
  a change of control, or

  •
  a reorganization, restructuring, merger or similar transaction involving the operating partnership that may adversely affect the holders of the notes.

        In addition, subject to the limitations set forth under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus, the operating partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the operating partnership with another entity that would increase the amount of the operating partnership's indebtedness or substantially reduce or eliminate the operating partnership's assets, which may have an adverse affect on the operating partnership's ability to service its indebtedness, including the notes.

        The company has no present intention of engaging in a highly leveraged or similar transaction involving the operating partnership. In addition, certain restrictions on ownership and transfers of the company's stock designed to preserve its qualification as a REIT may act to prevent or hinder any such transaction or change of control.

Ranking

        The notes will be our direct, senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to all indebtedness and other liabilities (including guarantees) of our subsidiaries from time to time outstanding, will be effectively subordinated to all of our existing and future indebtedness that is guaranteed by our subsidiaries to the extent of those guarantees, and will also be subordinated to any secured indebtedness we may issue to the extent of any collateral pledged as security therefor. As of September 30, 2005, our total indebtedness was approximately $434.6 million. In addition, between September 30, 2005 and October 26, 2005, we borrowed an additional $57.3 million under our unsecured lines of credit. See "Risk Factors—The notes will be effectively subordinated to all existing and future liabilities of our subsidiaries and our secured indebtedness." Although the Indenture and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.

Interest and Maturity

        The entire principal amount of the notes will mature and become payable on November 15, 2015 (the "Maturity Date"), together with accrued and unpaid interest unless earlier redeemed. The notes are not entitled to the benefit of any sinking fund payments and will not be convertible into or exchangeable for any of our equity interests. The notes are subject to redemption at the operating partnership's option and are not subject to repayment or repurchase by the operating partnership at the option of the Holders (as defined below). See "—Optional Redemption" below.

        The notes will bear interest at the rate per year set forth on the cover page of this prospectus supplement from November 4, 2005 or from the most recent Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on May 15 and November 15 of each year (the "Interest Payment Dates"), commencing May 15, 2006 and on the Maturity Date, to the persons or "holders" in whose names the notes are registered in the security register applicable to the notes (the "Holders") at the close of business on May 1 or November 1 (the "Regular Record Dates"), as the case may be, immediately before the related Interest Payment Dates, regardless of whether such Regular Record Date is a business day. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of each note payable at maturity will be paid against presentation and surrender of the note at the corporate trust office of the Trustee, located initially at U.S. Bank Corporate Trust, Attention: Gary Dougherty, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, in coin or currency of the United States that at the time of payment is legal tender for payment of public and private debt

        If any Interest Payment Date, the Maturity Date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date, redemption date or other date, as the case may be. For purposes of the notes, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Ratings

        The notes are expected to be rated "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's. The rating of the notes should be evaluated independently from similar ratings on other types of securities. In addition, the credit ratings on the notes are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, a rating is not a recommendation to buy, sell or hold the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor.

Additional Covenants of the Operating Partnership

        Reference is made to the section titled "Description of Debt Securities—Certain Covenants" in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants of the operating partnership will apply to the notes for the benefit of the holders of the notes:

Limitations on Incurrence of Indebtedness

        The operating partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the operating partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of (i) the operating partnership's Total Assets as of the end of the calendar quarter covered in the operating partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission, or the Commission, (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the "Adjusted Total Assets").

Limitation on Incurrence of Secured Indebtedness

        In addition to the other limitations on the incurrence of Indebtedness, the operating partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the operating partnership and its Subsidiaries on a consolidated basis is greater than 40% of the operating partnership's Adjusted Total Assets.

        For purposes of this covenant, Indebtedness is deemed to be "incurred" by the operating partnership or its Subsidiaries on a consolidated basis whenever the operating partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of Total Unencumbered Assets

        The operating partnership will maintain at all times Total Unencumbered Assets of not less than 135% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the operating partnership and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

Debt Service Income Ratio

        In addition to the other limitations on the incurrence of Indebtedness, the operating partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the operating partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the operating partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period; and (iv) in the case of an acquisition or disposition by the operating partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

Restrictions on Dividends and Other Distributions

        The operating partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the operating partnership's capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution (i) no default under the Indenture or event of default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the operating partnership, the company or any Subsidiary shall have occurred or be continuing and (ii) the aggregate sum of all distributions made after the date of the Indenture shall not exceed the sum of (y) 95% of the aggregate cumulative Funds From Operations the operating partnership accrued on a cumulative basis from the date of the Indenture until the end of the last fiscal quarter prior to the contemplated payment, and (z) the aggregate Net Cash Proceeds received by the operating partnership after the date of the Indenture from the issuance and sale of Capital Stock of the operating partnership or the company to the extent such proceeds are contributed to the operating partnership; provided, however, that the foregoing limitation shall not apply to any distribution or other action which is necessary to maintain the company's status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the company and the operating partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

        Notwithstanding the foregoing, the operating partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

Existence

        Except as permitted under "Merger, Consolidation or Sale," each of the company and the operating partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the company nor the operating partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

Maintenance of Centers

        Each of the company and the operating partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the company and the operating partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the operating partnership, the company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties except as otherwise provided in "Merger, Consolidation or Sale."

Insurance

        The company and the operating partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best's Key Rating Guide.

Payment of Taxes and Other Claims

        Each of the company and the operating partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the operating partnership, the company or any Subsidiary; provided, however, that neither the company nor the operating partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information

        Whether or not the operating partnership or the company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the company and the operating partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the company and the operating partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the "Financial Statements") if the company and the operating partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the company and the operating partnership would have been required so to file such documents if the company and the operating partnership were so subject.

        The company and the operating partnership will also in any event (i) within 15 days of each Required Filing Date (y) transmit by mail to all Holders of debt securities, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the company and the operating partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the company and the operating partnership were subject to such Sections, and (z) file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the company and the operating partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the company and the operating partnership were subject to such Sections, and (ii) if filing such documents by the company and the operating partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

        As used herein:

        "Annual Service Charge" as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any preferred stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the operating partnership and its Subsidiaries plus amounts which have been deducted for (i) interest on Indebtedness of the operating partnership and its Subsidiaries, (ii) provision for taxes of the operating partnership and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, (v) amortization of deferred charges, and (vi) provisions for or realized losses on properties, less amounts which have been included for gains on properties.

        "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the operating partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Funds from Operations," or FFO, means for any period the Consolidated Net Income of the operating partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the operating partnership's ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

        "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

        "Intercompany Debt" means indebtedness owed by the company, operating partnership or any Subsidiary solely to the company, operating partnership or any Subsidiary.

        "Indebtedness" means any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit atually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

        "Net Cash Proceeds" means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the operating partnership or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Permitted Indebtedness" means Indebtedness of the operating partnership, the company or any Subsidiary owing to any Subsidiary, the company or the operating partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the operating partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the operating partnership, the company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

        "Secured Indebtedness" means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the operating partnership or any Subsidiary.

        "Subsidiary" means any entity of which at the time of determination the operating partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock. The foregoing definition of "Subsidiary" shall only be applicable with respect to the covenants and other definitions set forth herein under this caption "—Additional Covenants of the Operating Partnership" and in the accompanying prospectus under "Description of Debt Securities—Merger, Consolidation or Sale of Assets."

        "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the operating partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

        "Total Unencumbered Assets" as of any date means Total Assets minus the value of any properties of the operating partnership and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the operating partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Indebtedness" means Indebtedness of the operating partnership or any Subsidiary that is not secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the operating partnership or any Subsidiary.

        "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions) provided that the stock that carries only the right to vote conditionally on the happening of an event is not considered Voting Stock.

Optional Redemption

        The notes will be redeemable at any time in whole, or from time to time in part, at the option of the operating partnership on any date at a redemption price equal to the greater of:

  (a)
  100% of the principal amount of the notes to be redeemed, and

  (b)
  the sum of the present values as of the date of redemption or accelerated payment of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption or acceleration date) discounted to such redemption or acceleration date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus, in the case of both clauses (a) and (b) above, any accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the persons who were the holders of the notes registered as such at the close of business on the relevant Regular Record Dates according to the terms and the provisions of the Indenture.

        "Treasury Rate" means, with respect to any redemption date for the notes:

  (a)
  the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or

  (b)
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate shall be calculated on the third business day preceding the applicable redemption or acceleration date.

        "Comparable Treasury Issue" means, with respect to any redemption or acceleration date for the notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

        "Independent Investment Banker" means, with respect to any redemption or acceleration date for the notes, Banc of America Securities LLC and its successors or Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors (whichever shall be appointed by the Trustee after consultation with the operating partnership) or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the operating partnership.

        "Comparable Treasury Price" means, with respect to any redemption date for the notes:

  (a)
  the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  (b)
  if the Trustee obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

  (c)
  if the Trustee obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

        "Reference Treasury Dealer" means with respect to any redemption date for the notes, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Trustee, after consultation with the operating partnership, shall substitute therefor another Primary Treasury Dealer) and two other Primary Treasury Dealers selected by the Trustee after consultation with the operating partnership.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Final Maturity Date" means November 15, 2015.

        Notice of any redemption by the operating partnership will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of notes to be redeemed. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by the holder to be redeemed.

        If we choose to redeem less than all of the notes of a series, we will notify the Trustee at least 45 days prior to giving notice of redemption, or a shorter period as may be satisfactory to the Trustee, of the aggregate principal amount of notes of the series to be redeemed, if less than all of the notes of that series are to be redeemed, and their redemption date. The Trustee will select, in the manner it deems fair and appropriate, no less than 60 days prior to the redemption date, the notes of that series to be redeemed in whole or in part.

        Unless the operating partnership defaults in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

No Guarantee by Tanger Factory Outlet Centers, Inc.

        Tanger Factory Outlet Centers, Inc. will not guarantee the payment of principal, interest or other amounts due under the notes.

Governing Law

        The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the notes will be as well.

Book-Entry System

        The following are summaries of certain rules and operating procedures of The Depository Trust Company, or DTC, that affect the payment of principal, premium, if any, and interest and transfers of interests in the Global Note. Upon issuance, the notes will only be issued in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the notes represented by such Global Note beneficially owned by participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Note.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the notes represented by the Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The operating partnership understands that under existing industry practices, if the operating partnership requests any action of Holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of the operating partnership, the Trustee or any other agent of the operating partnership or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. The operating partnership expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. The operating partnership also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        The Fourth Supplemental Indenture will provide that if (1) DTC notifies the operating partnership that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered as such under the Exchange Act at any time when the depositary is required to be so registered in order to act as depositary for the notes and a successor depositary is not appointed within 90 days after the operating partnership receives such notice or learns of such ineligibility, (2) the operating partnership determines that the notes shall no longer be represented by a Global Note and executes and delivers to the Trustee an officers' certificate to that effect or (3) an Event of Default with respect to the notes has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes advise DTC to cease acting as depositary for the notes, the operating partnership will issue the notes in definitive form in exchange for interests in the Global Note. Any notes issued in definitive form in exchange for interests in the Global Note will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples of $1,000, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Note.

        DTC has advised the operating partnership that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

        Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the Global Note will be made by the operating partnership by wire transfer of immediately available funds to an account maintained in the United States.

        If notes are issued in definitive certificated form under the limited circumstances described above, payments of interest on the certificated notes may be made, at our option, by check mailed to the addresses of the persons entitled thereto, as such addresses appear in the register for the notes, or by wire transfer to accounts maintained by the payees in the United States; provided, however, that a Holder of $5 million or more in aggregate principal amount of notes in definitive certificated form will be entitled to receive payments of interest due on any Interest Payment Date by wire transfer of immediately available funds to an account maintained by such Holder in the United States so long as such Holder has given appropriate wire transfer instructions to the Trustee or a paying agent at least 15 calendar days prior to the applicable Interest Payment Date. Any such wire transfer instructions will remain in effect until revoked by such Holder or until such person ceases to be a Holder of $5 million or more in aggregate principal amount of notes in definitive certificated form.

        Payments of principal of and premium, if any, and interest on notes in definitive certificated form that are due and payable on the Maturity Date, any redemption date or any other date on which principal of such notes is due and payable will be made by wire transfer of immediately available funds to accounts maintained by the Holders thereof in the United States, so long as such Holders have given appropriate wire transfer instructions to the Trustee or a paying agent, against surrender of such notes to the Trustee or a paying agent; provided that installments of interest that are due and payable on any Interest Payment Date falling on or prior to such Maturity Date, redemption date or other date on which principal of such notes is payable will be paid in the manner described in the preceding paragraph to the persons who were the Holders of such notes registered as such at the close of business on the relevant Regular Record Dates according to the terms and provisions of the Indenture.

        The notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. The operating partnership expects that secondary trading in the certificated notes, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR NOTES

        The following is a general summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary is based on current law, is for general information only and is not tax advice. This summary supplements the discussion under "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of its REIT Election" in the accompanying prospectus and is subject to the limitations and exceptions presented therein. The anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        The information in this section is based on:

  •
  the Internal Revenue Code of 1986, as amended, or the Code;

  •
  current, temporary and proposed Treasury regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service or the IRS; and

  •
  court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. The company has not requested, and does not intend to request, a ruling from the IRS that the company qualifies as a REIT or concerning the tax treatment of the notes, and the statements in this prospectus supplement are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this prospectus supplement will not be challenged by the IRS or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of the notes, or the company's election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  acquisition, ownership and sale or other disposition of the notes, including federal, state, local, foreign and other tax consequences;

  •
  the company's election to be taxed as a REIT for U.S. federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of Note Holders

        This summary does not purport to deal with all aspects of U.S. federal income taxation that may affect particular holders of our notes in light of their individual circumstances or holders subject to special treatment under the U.S. federal income tax laws, including:

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  banks, thrifts or other financial institutions;

  •
  broker-dealers or dealers in securities or currencies;

  •
  "S" corporations;

  •
  traders in securities that elect to mark to market;

  •
  holders owning the notes as part of a straddle, hedging, integrated or conversion transaction or other risk reduction or constructive sale transaction;

  •
  persons holding the notes through a partnership or other pass-through entity;

  •
  holders subject to the alternative minimum tax;

  •
  holders whose functional currency is not the U.S. dollar;

  •
  U.S. expatriates;

  •
  REITs or regulated investment companies; or

  •
  holders that acquired our notes as compensation.

        This summary assumes that you hold the notes as "capital assets," generally, for investment, as defined in section 1221 of the Code, and purchase the notes upon their initial issuance at the price set forth on the cover of this prospectus supplement. In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or a purchaser of our notes.

United States Holders

        If you are a "U.S. holder," as defined below, this section applies to you. Otherwise, the next section, "Non-U.S. Holders," applies to you. You are a "U.S. holder" if you are a beneficial owner of a note and you are:

  •
  a citizen or resident of the U.S.;

  •
  a corporation or partnership, including a limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

Taxation of Stated Interest.

        You generally must include interest on the notes in your federal taxable income as ordinary income:

  •
  when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

  •
  when you actually or constructively receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

        In certain circumstances (see "Description of Notes-Optional Redemption"), we may be obligated to make payments on the notes in excess of stated interest and principal. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the noted were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. U.S. holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

        A portion of the price paid for a note may be allocable to interest that "accrued" prior to the date the note is purchased or Accrued Interest. We intend to take the position that, on the first interest payment date after such date, a portion of the interest received equivalent to the Accrued Interest amount will be treated as a return of the Accrued Interest, and such amount will not be treated as a payment of interest on the note. Amounts treated as a return of Accrued Interest will reduce your adjusted tax basis in the note by a corresponding amount.

Sale, Exchange or Other Taxable Disposition of the Notes.

        Unless a nonrecognition provision applies, you must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note in cash or other property, valued at fair market value, less the amount attributable to accrued but unpaid interest on the note, and your adjusted tax basis in the note.

        Your initial tax basis in a note generally will equal the price you paid for the note. Your gain or loss generally will be long-term capital gain or loss if at the time the note is disposed of you have held it for more than one year. Otherwise, it will be short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income. The maximum federal income tax rate on long-term capital gain on most capital assets held by an individual is 15% for taxable years ending on or before December 31, 2008. Thereafter, such maximum tax rate is scheduled to increase to 20%. Your ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting.

        Backup withholding may apply when you receive interest payments on a note or proceeds upon the sale or other disposition of a note. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to you if you provide your social security or other taxpayer identification number in the prescribed manner unless:

  •
  the IRS notifies us or our agent that the taxpayer identification number you provided is incorrect;

  •
  you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that backup withholding is required; or

  •
  you fail to certify under penalty of perjury that backup withholding does not apply to you.

        A U.S. holder of notes that does not provide us or our paying agent with its correct taxpayer identification number and documentation (usually on IRS Form W-9) may be subject to penalties imposed by the IRS. If backup withholding does apply to you, you may request a refund of the amounts withheld or use the amounts withheld as a credit against your U.S. federal income tax liability as long as you provide the required information to the IRS. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining the exemption.

        We will be required to furnish annually to the IRS and to you information relating to the amount of interest paid on the notes, and that information reporting may also apply to payments of proceeds to you from your sale of the notes. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders

        This section applies to you if you are a non-U.S. holder of notes. The term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities are encouraged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

        Payments of Interest.    If you are a non-U.S. holder of notes, interest paid to you will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business within the U.S., and you:

  •
  do not actually or constructively own a 10% or greater interest in our capital or profits;

  •
  are not a controlled foreign corporation with respect to which we are a "related person" within the meaning of section 864(d)(4) of the Code;

  •
  are not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  provide the appropriate certification as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate documentation to your agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

        If you do not qualify for an exemption under these rules, interest income from the notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with your U.S. trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your U.S. trade or business, you may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, you must provide a properly executed IRS Form W-8BEN before the payment of interest and you may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

        As more fully described under "Description of Notes-Optional Redemption," upon the occurrence of certain enumerated events, we may be required to make additional payments. Such payments may be treated as interest, subject to the rules described above or additional amounts paid for the notes, subject to the rules described below, as applicable, or as other income subject to the U.S. federal withholding tax. A non-U.S. holder that is subject to the withholding tax should consult its own tax advisors as to whether it can obtain a refund for all or a portion of any amounts withheld.

Sale, Exchange or Other Taxable Disposition of the Notes.

        If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

  •
  your investment in the notes is effectively connected with your conduct of a U.S. trade or business;

  •
  if you are a non-U.S holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met; or

  •
  you are subject to provisions of U.S. tax laws applicable to certain U.S. expatriates.

        If you are a holder described in the first bullet point above, you generally will be required to pay U.S. federal income tax on the net gain derived from the retirement or disposition of your notes, except as otherwise required by an applicable tax treaty. If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty). If you are described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the retirement or disposition of your notes, which may be offset by U.S. source capital losses, even though you are not considered a resident of the U.S. If you are a holder described in the third bullet point above, we encourage you to consult your tax advisor to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

Backup Withholding and Information Reporting.

        No backup withholding or information reporting will generally be required with respect to interest paid to a non-U.S. holder of a note if the beneficial owner of the note provides the certification described above in "Non-U.S. Holders—Payments of Interest" or is an exempt recipient and, in each case, we do not have actual knowledge that the beneficial owner is a U.S. person.

        Payments of the proceeds from a disposition by a non-U.S. holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

  •
  a U.S. person, as defined in the Code;

  •
  a controlled foreign corporation for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

        Payment of the proceeds from a disposition by a non-U.S. holder of a note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the note provides the certification described above in "Non-U.S. Holders—Payments of Interest" or otherwise establishes an exemption from back-up withholding.

        If you are a non-U.S. holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the IRS.

UNDERWRITING

        We are offering the 6.15% Senior Notes due 2015 described in this prospectus supplement through the underwriters listed in the table below. Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters and the joint book-running managers. Subject to the terms and conditions of the underwriting agreement between us and the representatives, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, severally and not jointly, the principal amount of notes listed next to its name in the following table at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of Notes
Banc of America Securities LLC	$106,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	106,250,000
Goldman, Sachs & Co.	18,750,000
Wachovia Capital Markets, LLC	18,750,000

Total	$250,000,000

        The underwriting agreement is subject to a number of terms and conditions, including certain conditions precedent, and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

        We have been advised by the underwriters that the underwriters propose to offer the notes to the public at the price specified on the cover page of this prospectus supplement. The underwriters may allow a concession of not more than 0.400% of the principal amount of the notes to selected dealers. The underwriters may also allow, and those dealers may re-allow, a concession of not more than 0.250% of the principal amount of the notes to some other dealers. If all the notes are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The notes are offered subject to a number of conditions, including:

  •
  receipt and acceptance of the notes by the underwriters; and

  •
  the underwriters' right to reject orders in whole or in part.

        Discount.    The following table shows the per note and total underwriting discount to be paid to the underwriters by us.

Paid by Us
Per Note	0.650%

        We estimate that the expenses of the offering to be paid by us, not including the underwriting discount, will be approximately $300,000. The underwriters have agreed to reimburse us for certain of these expenses in the amount of $250,000.

        Listing.    The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. The underwriters have advised us that they will act as market-makers for the notes. However, the underwriters are not obligated to do so and may discontinue market-making at any time without notice. We cannot give you any assurance as to the liquidity of the trading market for the notes.

        Stabilization.    In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our notes, including:

  •
  stabilizing transactions;

  •
  short sales;

  •
  syndicate covering transactions; and

  •
  purchases to cover positions created by short sales.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our notes while this offering is in progress. Stabilizing transactions may include making short sales of our notes, which involves the sale by the underwriters of a greater number of notes than they are required to purchase in this offering, and purchasing notes from us or on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our notes in the open market after the distribution has been completed in order to cover syndicate short positions.

        The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market compared to the price at which the underwriters may purchase notes through the over-allotment option.

        A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase notes in the open market to cover the position.

        These activities may have the effect of raising or maintaining the market price of our notes or preventing or retarding a decline in the market price of our notes. As a result of these activities, the price of our notes may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the in the over-the-counter market or otherwise.

        Indemnification.    We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

        Online Offering.    Certain of the underwriters may make the notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between such underwriters and their customers and is not a party to any transactions. MarketAxess Corporation, a registered broker-dealer, will receive compensation from the underwriters based on transactions the underwriters conducts through the system. The underwriters will make the securities available to its customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

        Conflicts/Affiliates.    Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which services they have received, and may in the future receive, customary fees. In addition, the underwriters or their affiliates have owned, currently own or may own, equity or equity-like securities of us or our affiliates.

EXPERTS

        The consolidated financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and accompanying prospectus by reference to the Annual Report on Form 10-K of Tanger Properties Limited Partnership for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Latham & Watkins LLP, New York, New York and Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., Burlington, North Carolina. Certain matters relating to the notes will be passed upon for the underwriter by Clifford Chance US LLP, New York, New York.

        Clifford Chance US LLP will rely as to matters of North Carolina law on the opinions of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Commission, a registration statement on Form S-3 (Reg. No. 333-128160) with respect to the securities we are offering. This prospectus supplement does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the Commission and may be inspected without charge. We file annual, quarterly and special reports, proxy statements and other information with the Commission. Our filings with the Commission, including the registration statement, are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You also may read and copy any document we file with the Commission at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference room. You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our filings with the Commission are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed) until we sell all of the securities covered by this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

  •
  Current Reports on Form 8-K filed on August 23, 2005, September 1, 2005, October 3, 2005, October 24, 2005 and October 27, 2005.

        You may also find these filings on our website at www.tangeroutlet.com or you may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Tanger Properties Limited Partnership
Attention: Investor Relations
3200 Northline Avenue, Suite 360
Greensboro, NC 27408
(336) 292-3010

PROSPECTUS

$600,000,000
TANGER FACTORY OUTLET CENTERS, INC.
Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants
and
TANGER PROPERTIES LIMITED PARTNERSHIP
Debt Securities

        Tanger Factory Outlet Centers, Inc. may from time to time offer:

          (1) our preferred shares, par value $.01 per share;

          (2) our preferred shares represented by depositary shares;

          (3) our common shares, par value $.01 per share; or

          (4) warrants to purchase our common shares; and

        Tanger Properties Limited Partnership may from time to time offer in one of more series its unsecured debt securities, which may either be senior or subordinated.

        The offering by Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership may be at an aggregate public offering price of up to $600,000,000 on terms to be determined at the time of the offering.

        Tanger Factory Outlet Centers, Inc. and subsidiaries is referred to in this prospectus as the Company and Tanger Properties Limited Partnership and subsidiaries is referred to in this prospectus as the Operating Partnership. The terms "we", "our" and "us" refer to the Company and the Operating Partnership together, as the context requires.

        The preferred shares, depositary shares, common shares, warrants to purchase our common shares and debt securities (collectively, the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus; provided that the Company will unconditionally guarantee the payment of principal and a premium, if any, and interest on the debt securities, to the extent and on the terms described herein and in any accompanying prospectus supplement to this prospectus. Because the aggregate public offering price is $600,000,000, the Company's issuance of any equity securities pursuant to this Registration Statement will reduce dollar for dollar the amount of debt guarantees the Company can issue and will, correspondingly, reduce dollar for dollar the amount of debt securities that the Operating Partnership can issue. Similarly, if the Operating Partnership issues debt securities other than non-convertible investment grade securities, the Company will be required to simultaneously issue an equal amount in debt guarantees, thereby reducing the Company's ability to issue securities in the future. Under this Registration Statement, the Company can issue equity securities and debt guarantees, but not debt securities, and the Operating Partnership can issue only debt securities.

        The specific terms of the securities offered by this prospectus will be set forth in each prospectus supplement and will include, where applicable:

  •
  in the case of our preferred shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights, and any initial public offering price; in the case of our depositary shares, the fractional share of preferred shares represented by each such depositary share;

  •
  in the case of our common shares, any initial public offering price; in the case of the warrants to purchase our common shares, the duration, offering price, exercise price and detachability;

  •
  in the case of debt securities, the specific title, rank, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or book-entry), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, terms of the related guarantee, and any initial public offering price; and

  •
  in addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust ("REIT") for federal income tax purposes.

        Each prospectus supplement will also contain information, where applicable, about the United States federal income tax considerations of, and any exchange listing of, the securities covered by the prospectus supplement.

        See "Risk Factors" beginning on page 2 of this Prospectus for a description of certain factors that should be considered by purchasers of our securities.

        Our common shares are traded on the New York Stock Exchange under the symbol "SKT." On September 6, 2005 the last reported sale price of our common shares was $28.82 per share.

        Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is September 7, 2005.

PROSPECTUS

i

I.    THE COMPANY AND THE OPERATING PARTNERSHIP

        We are one of the largest owners and operators of factory outlet centers in the United States. We are organized to operate as an equity real estate investment trust, or REIT. We are a fully-integrated, self-administered and self-managed real estate company that focuses exclusively on developing, acquiring, owning and operating factory outlet centers. We provide all development, leasing and management services for our centers. As of September 2, 2005, we had ownership interests in or management responsibilities for 33 centers in 22 states totaling approximately 8.7 million square feet of gross leasable area, or GLA. These centers were 97% occupied, contained over 1,900 stores and represented over 400 store brands as of such date.

        The Company's wholly owned subsidiary, Tanger GP Trust, serves as the general partner of the Operating Partnership. The factory outlet centers and other assets of the Company's business are owned by, and all of its operations are conducted by, the Operating Partnership. Accordingly, the descriptions of the business, employees and properties of the Company are also descriptions of the business, employees and properties of the Operating Partnership.

Organizational Chart

        In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our taxable income each year.

        The Company and the Operating Partnership are organized under the laws of the state of North Carolina and maintain their principal executive offices at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408 and the telephone number at that address is (336) 292-3010.

II.    RISK FACTORS

        You should carefully consider the following risk factors and other information in this prospectus and the related prospectus supplement before deciding to buy our securities:

        We face competition from several real estate companies.

        Numerous developers and real estate companies are engaged in the development or ownership of manufacturers' outlet centers and other commercial properties and compete with us in seeking tenants for outlet centers. This results in competition for the acquisition of prime properties and for tenants who will lease space in our existing and subsequently acquired outlet centers.

        The manufacturer's outlet center industry has a relatively short operating history, therefore past performance may not be indicative of our future performance.

        Although the manufacturers' outlet center industry has grown over the last several years, the industry represents a relatively new segment of the retailing industry and, therefore, the long-term performance of these centers may not be comparable to, and cash flows may not be as predictable as, traditional retail malls.

        The economic performance and the value of our manufacturer's outlet centers are dependent on several market factors.

        Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, the ability of the owner to provide adequate maintenance and insurance and increased operating costs.

        We may be unable to successfully bid for and develop economically attractive manufacturer's outlet centers.

        We intend to actively pursue manufacturers' outlet center development projects, including the expansion of existing centers. These projects generally require expenditure of capital on projects that may not be completed as well as various forms of government and other approvals. We cannot be assured that we will be able to get financing on acceptable terms or be able to get the necessary approvals.

        Our earnings and therefore our profitability is entirely dependent on rental income from real property.

        Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our centers on economically favorable lease terms. In addition, the terms of manufacturers' outlet store tenant leases traditionally have been significantly shorter than in traditional segments of retailing. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

        We are substantially dependent on the success of our retailers to generate sales.

        Our operations are necessarily subject to the changes in operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. In addition, in recent years, a number of retailers have experienced financial difficulties. The bankruptcy of a major tenant or number of tenants may have a material adverse effect on our results of operations.

        We may be subject to environmental regulation.

        Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

        We are required by law to make distributions to our shareholders.

        To obtain the favorable tax treatment associated with our REIT status, generally, we will be required to distribute to our common and preferred shareholders at least 90% of our net taxable income each year. We depend upon distributions or other payments from the Operating Partnership to make distributions to our common and preferred shareholders.

        Our failure to qualify as a REIT could subject our earnings to corporate level taxation.

        We believe that we have operated and intend to operate in a manner that permits us to qualify as a REIT under the Internal Revenue Code of 1986, as amended. However, no assurance can be given that we have qualified or will remain qualified as a REIT. If in any taxable year we were to fail to qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Our failure to qualify for taxation as a REIT is likely to have an adverse effect on the market value and marketability of our securities.

        We depend on distributions from our Operating Partnership to meet our financial obligations, including guarantee obligations.

        Our operations are conducted by the Operating Partnership, and our only significant asset is our interest in the Operating Partnership. As a result, we depend upon distributions or other payments from the Operating Partnership in order to meet our financial obligations, including our obligations under any guarantees or to pay dividends to our common and preferred shareholders. Any guarantee will be effectively subordinated to existing and future liabilities of the Operating Partnership. At June 30, 2005, the Operating Partnership had $489.0 million of indebtedness outstanding, of which $290.2 million was secured debt. The Operating Partnership is a party to loan agreements with various bank lenders which requires the Operating Partnership to comply with various financial and other covenants before it may make distributions to us. Although the Operating Partnership presently is in compliance with such covenants, there is no assurance that it will continue to be in compliance and that it will be able to continue to make distributions to us.

III.  USE OF PROCEEDS

        We intend to contribute all of the proceeds from the sale of securities of the Company to the Operating Partnership. Unless otherwise described in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of our securities for general purposes, which may include the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership's portfolio, and the repayment of certain secured or unsecured indebtedness outstanding at such time.

IV.    RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets for ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings has been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of unconsolidated joint ventures to income from continuing operations before adjustment for equity in earnings of unconsolidated joint ventures and minority interests. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt issue costs, whether expensed or capitalized and the interest factor of rental expense.

Ratio of Earnings to Fixed Charges

Six Months Ended June 30,
2005	2004
2.1	1.9
Years Ended December 31,
2004	2003	2002	2001	2000
2.0	1.6	1.3	1.1	1.2

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

Six Months Ended June 30,
2005	2004
2.1	1.9
Years Ended December 31,
2004	2003	2002	2001	2000
2.0	1.5	1.2	1.1	1.1

V.     WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (Reg. No. 333-61394/333-61394-01) with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about their public reference room.

        You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed) until we sell all of the securities covered by this prospectus:

        Tanger Factory Outlet Centers, Inc.:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

  •
  Current Reports on Form 8-K filed on March 30, 2005, May 13, 2005, August 23, 2005 and August 31, 2005; and

  •
  Definitive proxy statement filed on April 11, 2005.

        Tanger Properties Limited Partnership:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, and

  •
  Current Report on Form 8-K filed on August 23, 2005 and September 1, 2005

        You may also find these filings on our website at www.tangeroutlet.com or you may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Tanger Factory Outlet Centers, Inc.
Attention: Investor Relations
3200 Northline Avenue, Suite 360
Greensboro, NC 27408
(336) 292-3010
www.tangeroutlet.com

VI.   FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about the Company and the Operating Partnership, including, among other things:

  •
  national and local general economic and market conditions;

  •
  demographic changes;

  •
  our ability to sustain, manage or forecast our growth and operating results;

  •
  our anticipated growth strategies;

  •
  our intention to acquire additional properties;

  •
  future expenditures for development projections;

  •
  changes in business strategy or development plans;

  •
  availability of capital to finance our business;

  •
  existing government regulations and changes in, or the failure to comply with, government regulations;

  •
  adverse publicity;

  •
  liability and other claims asserted against us;

  •
  competition;

  •
  the risk that we may not be able to finance our planned development activities;

  •
  anticipated trends in our business, including trends in the market for long-term net leases of freestanding, multiple tenant manufacturer's outlet center properties;

  •
  risks related to the retail real estate industry in which we compete, including the potential adverse impact of external factors such as inflation, tenant demand for space, consumer confidence, unemployment rates and consumer tastes and preferences;

  •
  risks associated with our development activities, such as the potential for cost overruns, delays and lack of predictability with respect to the financial returns associated with these development activities;

  •
  risks that we incur a material, uninsurable loss of our capital investment and anticipated profits from one of our properties, such as those results from wars, earthquakes or hurricanes;

  •
  risks associated with real estate ownership, such as the potential adverse impact of changes in the local economic climate on the revenues and the value of our properties;

  •
  risks that a significant number of tenants may become unable to meet their lease obligations or that we may be unable to renew or re-lease a significant amount of available space on economically favorable terms;

  •
  business disruptions;

  •
  the ability to attract and retain qualified personnel;

  •
  the ability to realize planned costs savings in acquisitions; and

  •
  retention of earnings.

        Additional factors that may cause risks, uncertainties and assumptions include those discussed in the section entitled "Business" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Annual Report"), including the subheadings entitled "Recent Developments," "The Factory Outlet Concept," "Our Factory Outlet Centers," "Business and Operating Strategy," "Capital Strategy," "Competition," and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since those dates.

VII. DESCRIPTION OF DEBT SECURITIES

General

        The following description of the terms of the debt securities sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered, the extent, if any, to which such general provisions may apply to our debt securities and any modifications of or additions to the general terms of the debt securities applicable in the case of the debt securities will be described in the prospectus supplement relating to such debt securities.

        The debt securities will be issued by the Operating Partnership and, if other than non-convertible investment grade securities, will be guaranteed by the Company. The Company will not issue debt securities. The senior debt securities will be issued under an indenture, dated as of March 1, 1996 between the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee and the subordinated debt securities are to be issued under an indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities, as supplemented from time to time between the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee. The original senior indenture, dated as of March 1, 1996, was filed as an exhibit to our Registration Statement on Form S-3 dated April 12, 1996. The senior indenture was subsequently supplemented by a First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, which were filed on our Current Reports on Form 8-K dated March 11, 1996, October 24, 1997 and February 16, 2001, respectively. The form of the subordinated indenture was filed as an exhibit to the Amendment No. 1 to the Registration Statement on Form S-3 dated January 23, 1996.

        The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of certain provisions of those agreements and are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities.

        The debt securities will be direct, unsecured obligations of the Operating Partnership. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Operating Partnership (including the senior debt securities) as described under "Subordination" below. The indentures provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the general partner of the Operating Partnership or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and may vary as to interest rate or formula, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

        The indentures provide or will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        This summary sets forth certain general terms and provisions of the indentures, the debt securities and the related guarantees. For a detailed description of a specific series of debt securities and the related guarantees, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information where applicable:

  (1)
  the title of those debt securities;

  (2)
  the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

  (3)
  the percentage of the principal amount at which those debt securities will be issued and, if other than 100% of the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity;

  (4)
  the date or dates, or the method for determining the date or dates, on which the principal of (and premium, if any, on) those debt securities will be payable;

  (5)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

  (6)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for Payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (7)
  the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, relating to the debt securities, the applicable guarantees and the applicable Indenture may be served;

  (8)
  the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

  (9)
  the obligation, if any, of the Operating Partnership to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities of the Operating Partnership to offer to redeem, repay or purchase those debt securities, and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

  (10)
  if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (11)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be, based on one or more currencies, currency units or composite currencies) and the manner in which those amounts shall be determined;

  (12)
  any additions to, modifications of or deletions from the terms of the events of default or covenants with respect to those debt securities;

  (13)
  whether those debt securities will be issued in certificated or book-entry form or both, and, if so, the identity of the depositary and the terms of the depositary arrangement for those debt securities;

  (14)
  whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

  (15)
  the specific terms of the related guarantees;

  (16)
  if the defeasance and covenant defeasance provisions of the applicable indenture for those debt securities are to be inapplicable, or any modifications to such provisions;

  (17)
  whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such debt securities in lieu of making such payment;

  (18)
  if other than the trustee, the identity of each security registrar and/or paying agent; and

  (19)
  any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

        The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Any material, special U.S. federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.

        Except as described in "Merger, Consolidation or Sale" or as may be set forth in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford holders of debt securities protection in the event of:

  (1)
  a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party,

  (2)
  a change of control, or

  (3)
  a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the holders of the debt securities.

        However, our organizational documents contain certain restrictions on ownership and transfers of our common shares and preferred shares that are designed to preserve our status as a REIT and may act to prevent or hinder a change of control. See "Description of Common Shares" and "Description of Preferred Shares." In addition, subject to the limitations set forth under "Merger, Consolidation or Sale," the Operating Partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the Company, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the debt securities.

        Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company and the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection. Reference is made to "Certain Covenants" below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by the Board of Directors of the Company as sole shareholder of the general partner of the Operating Partnership or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the indenture described under "Discharge, Defeasance and Covenant Defeasance" below apply to such series of debt securities. See "Modification of the Indenture."

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in book-entry form (which may be in any denomination) will be issuable in denominations of $1,000 and integral multiples thereof, and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and rank and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither the Operating Partnership nor the applicable trustee shall be required to:

  (1)
  issue, register the transfer of or exchange any debt securities if such debt security may be among those selected for redemption during a period beginning at the opening of business

    15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of such selection;

  (2)
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  (3)
  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale

        Each Indenture provides that the Operating Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

  (1)
  either the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under such indenture, in the case of any successor to the Operating Partnership, or the applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

  (2)
  immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

  (3)
  an officer's certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Certain Covenants

        Limitations on Incurrence of Indebtedness.    The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of:

  (1)
  the Operating Partnership's Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and

  (2)
  any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the "Adjusted Total Assets").

        In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional

Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 2.0 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

  (1)
  such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

  (2)
  the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

  (3)
  any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period; and

  (4)
  in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness (as defined below), whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership's Adjusted Total Assets.

        For purposes of this covenant, Indebtedness is deemed to be "incurred" by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

        Restrictions on Dividends and Other Distributions.    The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership's capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution:

        (a) no default under the Indenture or event of default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Operating Partnership, the Company or any Subsidiary shall have occurred or be continuing and

        (b) the aggregate sum of all distributions made after the date of the Indenture shall not exceed the sum of

    (i)
    95% of the aggregate cumulative Funds From Operations (as defined below) of the Operating Partnership accrued on a cumulative basis from the date of the Indenture until the end of the last fiscal quarter prior to the contemplated payment, and

    (ii)
    the aggregate Net Cash Proceeds (as defined below) received by the Operating Partnership after the date of the Indenture from the issuance and sale of Capital Stock (as defined below) of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership; provided, however, that the foregoing limitation shall not apply to any distribution or other action which is necessary to maintain the Company's status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Company and the Operating Partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

        Notwithstanding the foregoing, the Operating Partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

        Existence.    Except as permitted under "Merger, Consolidation or Sale," each of the Company and the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Company nor the Operating Partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

        Maintenance of Centers.    Each of the Company and the Operating Partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties except as otherwise provided in "Merger, Consolidation or Sale."

        Insurance.    The Company and the Operating Partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best's Key Rating Guide.

        Payment of Taxes and Other Claims.    Each of the Company and the Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

  (1)
  all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and

  (2)
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Company nor the Operating Partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Company and the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the "Financial

Statements") if the Company and the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company and the Operating Partnership would have been required so to file such documents if the Company and the Operating Partnership were so subject.

        The Company and the Operating Partnership will also in any event (x) within 15 days of each Required Filing Date

  (1)
  transmit by mail to all Holders of debt securities, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

  (2)
  file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

  (y)
  if filing such documents by the Company and the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

Definitions Used For the Debt Securities

        As used herein,

        "Annual Service Charge" as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any preferred stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries

  (1)
  plus amounts which have been deducted for

  (a)
  interest on Indebtedness of the Operating Partnership and its Subsidiaries,

  (b)
  provision for taxes of the Operating Partnership and its Subsidiaries based on income,

  (c)
  amortization of debt discount,

  (d)
  depreciation and amortization,

  (e)
  the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,

  (f)
  amortization of deferred charges, and

  (g)
  provisions for or realized losses on properties,

  (2)
  less amounts which have been included for gains on properties.

        "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Funds from Operations," or FFO, means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership's ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

        "Indebtedness" means any indebtedness, whether or not contingent, in respect of

  (1)
  borrowed money evidenced by bonds, notes, debentures or similar instruments,

  (2)
  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property,

  (3)
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

  (4)
  any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

        "Net Cash Proceeds" means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Permitted Indebtedness" means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

        "Secured Indebtedness" means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.

        "Subsidiary" means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

        "Total Assets" as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivables).

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

Additional Covenants

        Any additional or different covenants of the Company and the Operating Partnership with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

        Under each indenture, an event of default with respect to any series of debt securities issuable thereunder means any one of the following events:

  (1)
  default for 30 days in the payment of any installment of interest on any debt security of any series when due and payable;

  (2)
  default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

  (3)
  default in making any sinking fund payment as required for any debt security of such series;

  (4)
  default in the performance, or breach, of any covenant or warranty contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

  (5)
  default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

  (6)
  failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith,

  (7)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property; and

  (8)
  any other event of default provided with respect to a particular series of debt securities of the Operating Partnership.

        If an event of default with respect to debt securities of any series at the time outstanding (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the guarantor (and to the applicable trustee if given by the holders).

        However, at any time after the declaration of acceleration with respect to debt securities of a series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under such indenture, as the case may be) may rescind and annul such acceleration and its consequences if:

  (1)
  the Operating Partnership or the guarantor had paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee and

  (2)
  all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then Outstanding under such Indenture, as the case may be) have been cured or waived as provided in such indenture.

        The indentures also provide or will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then Outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

  (1)
  in the payment of the principal of (or premium, if any) or interest on any debt security of such series, or

  (2)
  in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

        Each indenture requires or will require each trustee to give notice of a default under the indenture to all holders of debt securities within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding the notice to be in that holders' interest.

        Each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

        Each indenture provides or will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

        Within 120 days after the close of each fiscal year, the Operating Partnership and the guarantor must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of any indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  (1)
  change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

  (2)
  reduce the principal amount of, or the rate (or manner of calculation of the rate) or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

  (3)
  change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, any debt security;

  (4)
  impair the right to institute suit for the enforcement of any payment right with respect to any debt security;

  (5)
  change any redemption or repayment provisions applicable to any debt security;

  (6)
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such indenture;

  (7)
  modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the guarantor under the related guarantees in respect of the payment of principal (and premium, if any) and interest on any guaranteed securities;

  (8)
  make any change that adversely affects any right to exchange any debt security;

  (9)
  in the case of subordinated debt securities, modify any of the subordination provisions in a manner adverse to the holders thereof; or

  (10)
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security.

        The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right insofar as that series is concerned, to waive compliance by the Operating Partnership and the guarantor with certain covenants relating to that series of debt securities in the applicable indenture.

        Modifications and amendments of each indenture may be made by the Operating Partnership, the Company and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:

  (1)
  to evidence the succession of another person to the Operating Partnership as obligor under the debt securities issuable under the applicable indenture or the Company as guarantor under the applicable guarantees;

  (2)
  to add to the covenants of the Operating Partnership or the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or the Company;

  (3)
  to add events of default for the benefit of the holders of all or any series of debt securities issuable under each indenture;

  (4)
  to add or change certain provisions of the applicable indenture relating to certain debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

  (5)
  to secure the debt securities;

  (6)
  to establish the form or terms of debt securities of any series;

  (7)
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  (8)
  to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issuable under any indenture in any material respect;

  (9)
  to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect; or

  (10)
  to effect the assumption by the guarantor or a subsidiary thereof to the debt securities then outstanding under the applicable indenture.

  (11)
  to amend or supplement any provisions of the applicable indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture;

        Each indenture provides or will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

  (1)
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  (2)
  the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

  (3)
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the applicable Indenture; and

  (4)
  debt securities owned by the Operating Partnership, the Company or any other obligor upon the debt securities or any affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded.

        Each indenture contains or will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of guaranteed securities) or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected by the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Subordination

        Upon any distribution of assets of the Operating Partnership upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of the Operating Partnership to make payment of the principal (and premium, if any) and interest on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), or interest, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the senior indebtedness has been made or duly provided for in money or money's worth.

        In the event that, notwithstanding the foregoing, any such payment by the Operating Partnership is received by the trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, such payment or distribution shall be paid over to the holders of the senior indebtedness or any representative on their behalf for application to the payment of all of the senior indebtedness remaining unpaid until all of the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness.

        Subject to the payment in full of all senior indebtedness upon the payment or distribution of the Operating Partnership, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of the subordinated debt securities. By reason of subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Operating Partnership may recover more, ratably, than holders of the subordinated debt securities.

        Senior indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on indebtedness of the Operating Partnership (including indebtedness of others guaranteed by the Operating Partnership), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the subordinated debt securities issued under the subordinated indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities, and renewals, extensions, modifications and refundings of any such indebtedness.

Discharge, Defeasance and Covenant Defeasance

        The Operating Partnership may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if the debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture provides or will provide that, unless the provisions of Section 402 are made inapplicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, the Operating Partnership may elect either to:

  (1)
  defease and discharge itself and, if applicable, to discharge the guarantor from any and all obligations with respect to debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) ("defeasance"); or

  (2)
  release the Operating Partnership and the guarantor from certain obligations of the applicable indenture (including the restrictions described under "Certain Covenants") and if provided pursuant to Section 301 or Section 901 of the applicable indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such debt securities of any series ("covenant defeasance").

in either case upon the irrevocable deposit by the Operating Partnership or the guarantor with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

        A trust may only be established if, among other things, the Operating Partnership or, if applicable, the guarantor has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture.

        "Government Obligations" means securities that are (1) direct obligations of the United States of America or the government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or other government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or the guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  (1)
  the Holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

  (2)
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made.

        Then the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

  (1)
  a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  (2)
  the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

  (3)
  any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, after the deposit of funds and/or Government Obligations referred to above, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        In the event the Operating Partnership effects a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of certain events of default other than the event of default described in clause 4 under "Events of Default, Notice and Waiver" with respect to sections no longer applicable to the debt securities or described in clause 8 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership and the guarantor would remain liable to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion or Exchange Rights

        The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Global Securities

        The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

Guarantees of Debt Securities

        The Company, as guarantor, will unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, and premium, if any, and interest on, the debt securities, if other than non-convertible investment grade securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at stated maturity, upon redemption or otherwise. The additional terms of any guarantee relating to a series of debt securities will be set forth in the applicable prospectus supplement. Guarantees will be unsecured obligations of the guarantor. Any right of payment of the holders of senior debt securities under the related guarantee will be prior to the right of payment of the holders of subordinated debt securities under the related guarantee, upon the terms set forth in the applicable prospectus supplement. The guarantees may be subordinated to other indebtedness and obligations of the Guarantor to the extent set forth in the applicable prospectus supplement.

        For any guarantee, reference is made to the applicable indenture and the applicable prospectus supplement for a description of the specific terms of that guarantee, including any additional covenants of the guarantor, the outstanding principal amount of indebtedness and other obligations, if any that will rank senior to such guarantee and, where applicable, subordination provisions of such guarantee.

VIII.    DESCRIPTION OF COMMON SHARES

        The Company has authority to issue 50,000,000 common shares, $0.01 par value per share. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. As of June 30, 2005, we had outstanding 27,695,016 common shares.

General

        The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that our common shares will be issuable upon conversion of our preferred shares or upon the exercise of our common shares warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Terms

        Each of our outstanding common shares will be entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares will not have, or be subject to, any preemptive or similar rights.

        Except for the election of a director to fill a vacancy on the board of directors and the election of directors by holders of one or more class or series of our preferred shares, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a plurality of the votes cast. Holders of our common shares will not have cumulative voting rights for the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of the our common shares cast for the election of directors at that meeting will be able to elect all of the directors, other than any directors to be elected by the holders of one or more series of our preferred shares. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.

        Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.

        Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See "Description of Preferred Shares." If we were to experience a liquidation, dissolution or winding up, each of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.

Restrictions on Ownership and Transfer

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the "five or fewer" requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the "five or fewer" requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from a related party tenant, is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of such tenant. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities. See "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc.," including discussion under the subheadings "—Requirements for Qualification as a Real Estate Investment Trust" and "—Income Tests."

        Subject to certain exceptions specified in our charter, no shareholder (other than Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, more than 4% of our outstanding common shares. Our charter provides that Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees may acquire additional common stock, but may not acquire additional shares, such that the five largest beneficial owners of our common shares, taking into account the 4% limit and certain exemptions from such limit that the board of directors has granted to other shareholders, could hold more than 49% of our outstanding common shares. The constructive ownership rules are complex and may cause common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 4% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 4% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.

        If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.

        The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our stock is transferred in a way that would cause our stock to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our stock.

        The ownership limits described above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Amendments to our charter require the affirmative vote of holders owning a majority of our outstanding common shares. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.

        All certificates representing our common shares will bear a legend referring to the restrictions described above.

        All persons who own a specified percentage (or more) of our outstanding common shares must file an affidavit with us containing information regarding their ownership of our common shares, as set forth in the applicable treasury regulations promulgated under the Internal Revenue Code. Under these treasury regulations, the percentage will be set between one-half of 1% and 5%, depending on the number of record holders of our common shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of stock as the board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Transfer Agent

        The registrar and transfer agent for our common shares is EquiServe Trust Company, NA.

IX.    DESCRIPTION OF COMMON SHARE WARRANTS

        The Company may issue warrants to purchase its common shares. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. These warrants may be issued independently or together with any other securities offered pursuant to any prospectus supplement and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

        The applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including, where applicable, the following:

  (1)
  the title of the warrants;

  (2)
  the aggregate number of the warrants;

  (3)
  the price or prices at which the warrants will be issued;

  (4)
  the designation, number and terms of the common shares purchasable upon exercise of the warrants;

  (5)
  the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each security;

  (6)
  the date, if any, on and after which the warrants and the related common shares will be separately transferable;

  (7)
  the price at which each common shares purchasable upon exercise of the warrants may be purchased;

  (8)
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

  (9)
  the minimum or maximum number of warrants which may be exercised at any one time;

  (10)
  information with respect to book-entry procedures, if any;

  (11)
  a discussion of certain material federal income tax considerations; and

  (12)
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

X.    DESCRIPTION OF PREFERRED SHARES

        The Company is authorized to issue 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares and 8,000,000 Class D Preferred Shares. In 1993, the Company issued 300,000 Class A Cumulative Convertible Redeemable Preferred Shares in the form of 3,000,000 Depositary Shares. During 2003 all of these shares that had not already converted to common shares were either converted to common shares or redeemed. As of June 30, 2005, no preferred shares were outstanding. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership.

        The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter.

General

        Subject to limitations prescribed by North Carolina law and our charter, the board of directors shall determine, in whole or in part, the preferences, limitations and relative rights of any class or series of our preferred shares, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion, and such other subjects or matters as may be determined by the board of directors.

        The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

  (1)
  the title of the preferred shares;

  (2)
  the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

  (3)
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

  (4)
  whether the preferred shares are cumulative or not and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for the preferred shares;

  (6)
  the provision for a sinking fund, if any, for the preferred shares;

  (7)
  the provision for redemption, if applicable, of the preferred shares;

  (8)
  any listing of the preferred shares on any securities exchange;

  (9)
  the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

  (10)
  a discussion of federal income tax considerations applicable to the preferred shares;

  (11)
  any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

  (12)
  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (13)
  any limitations on issuance of any series or class of preferred shares ranking senior to or on a parity with such series or class of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (14)
  any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank, with respect to rights to the payment of dividends and distribution of our assets and rights upon our on, dissolution or winding up:

  (1)
  senior to all classes or series of common shares and to all equity securities ranking junior to the preferred shares stock rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up;

  (2)
  on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up; and

  (3)
  junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up.

        For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of our preferred shares of each series or class shall be entitled to receive, when, as and if authorized and declared by our board of directors, out of our assets legally available for payment, dividends at rates and on dates and terms as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series or class of our preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred shares for which dividends are noncumulative, then the holders of such series or class of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

        If any preferred shares of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred shares of any other series or class ranking, as to dividends, on a parity with or junior to the preferred shares of that series or class for any period unless:

  (1)
  the series or class of preferred shares has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series or class for all past dividend periods and the then current dividend period; or

  (2)
  the series or class of preferred shares does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred shares of such series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment thereof is not set apart) upon the preferred shares of any series or class and the shares of any other series or class of preferred shares ranking on a parity as to dividends with the preferred shares of that series or class, then all dividends authorized on preferred shares of that series or class and any other series or class of preferred shares ranking on a parity as to dividends with that preferred shares shall be authorized pro rata so that the amount of dividends authorized per share on the preferred shares of that series or class and such other series or class of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preferred shares of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend) and such other series or class of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  (1)
  in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

  (2)
  in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common shares or other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common shares or any other class or series of shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any common shares or any other shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company);provided, however, that the foregoing shall not prevent the purchase or acquisition of our shares stock to preserve our status as a REIT for federal and/or state income tax purposes.

        Any dividend payment made on shares of a series or class of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

        If we properly designate any portion of a dividend as a "capital gain dividend," a holder's share of such capital gain dividend will be an amount which bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of our shares for the year.

Redemption

        If the applicable prospectus supplement so states, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

        The prospectus supplement relating to a series or class of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series or class is payable only from the net proceeds of the issuance of our shares, the terms of that preferred shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred shares shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

  (1)
  in the case of a the series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

  (2)
  in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred shares shall be redeemed unless all outstanding preferred shares of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class; or

  (3)
  in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

  (4)
  in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred shares of such series or class (then except by conversion into or exchange for stock of ours ranking junior to the preferred shares of that series or class as to dividends and upon liquidation, dissolution and winding up of the Company);provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class.

        If fewer than all the outstanding preferred shares of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

        Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a preferred share of any series or class to be redeemed at the address shown on our stock transfer books, and notice of redemption will also be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. Each notice shall state:

  (1)
  The redemption date;

  (2)
  The number of shares and series or class of the preferred shares to be redeemed;

  (3)
  The redemption price;

  (4)
  The place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for the preferred shares are to be surrendered for payment of the redemption price;

  (5)
  That dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

  (6)
  The date on which the holder's conversion rights, if any, as to those shares shall terminate.

        If fewer than all the preferred shares of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, the preferred shares shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of preferred shares of any series or class, the board of directors may fix a record date for the determination of shares of the series or class of preferred shares to be redeemed.

        Notwithstanding the foregoing, the persons who were holders of record of shares of any class or series of preferred shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those preferred shares would not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

        Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred shares are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred shares in the open market, by tender or by private agreement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company's affairs, then, before any distribution or payment will be made to the holders of common shares or any other series or class of shares ranking junior to any series or class of the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred shares shall be entitled to receive, out of our assets but subject to the preferential rights of the holders of shares of any class or series of our shares ranking senior to such series or class of preferred shares with respect to our distribution of assets of liquidation, dissolution or winding up legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred shares and the corresponding amounts payable on all shares of other classes or series of shares of the Company ranking on a parity with that series or class of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of any series or class of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares ranking junior to that series or class of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred shares will not have any voting rights.

        Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remains outstanding, whenever dividends on any preferred shares shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of preferred shares (voting separately as a class with all other class or series of cumulative preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors at a special meeting called by an officer of the company at the request of a holder of the class or series of preferred shares or, if the special meeting is not called by an officer of the company within 30 days, at a special meeting called by a holder of the class or series of preferred shares designated by the holders of record of at least 10% of any class or series of preferred shares so in arrears (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent meeting until:

  (1)
  if such class or series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and irrevocably set apart for payment or

  (2)
  if such class or series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends are paid or declared and irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

        Unless provided otherwise in the applicable prospectus supplement, for any class or series of preferred shares, so long as any preferred shares remains outstanding, the company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with each class or series of preferred shares that is affected by the following voting separately as a class):

  (1)
  authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to such class or series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or

  (2)
  amend, alter or repeal the provisions of the charter including the articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

        Under the North Carolina Business Corporation Act, the holders of outstanding Series A Preferred Shares are entitled to vote as a separate voting group (if shareholder voting is otherwise required by that Act and even though the charter provides that such shares are nonvoting shares) on a proposed amendment to our charter if the amendment would affect the Series A Preferred Shares in ways specified in that Act, including an increase or decrease in the number of authorized Series A Preferred Shares, a change in the designation, rights, preferences or limitations of all or part of the Series A Preferred Shares or the creation of a new class of stock having rights or preferences with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the company that are prior, superior or substantially equal to the rights of the Series A Preferred Shares.

Conversion Rights

        The terms and conditions, if any, upon which shares of any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of preferred shares.

Restrictions on Ownership and Transfer

        As discussed above under "Description of Common Shares-Restrictions on Ownership and Transfer," for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. This requirement is referred to as the "five or fewer" requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the "five or fewer" requirement. Our capital shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. See "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. Taxation of Tanger Factory Outlet Centers, Inc.," "Requirements for Qualification as a Real Estate Investment Trust" and "Income Tests." Therefore, with regards to our charter each class or series of preferred shares will contain provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of our charter relating to the ownership limit for any class or series of preferred shares other than the Series A Preferred Shares, with respect to which the ownership limit differs slightly from that described below, will provide as follows:

        Our preferred share ownership limit provision will provide that, subject to certain exceptions, no holder of preferred shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, preferred shares in excess of the lesser of:

  (1)
  9.8% of the preferred shares issued in the offering;

  (2)
  if the preferred shares are convertible into common shares, an amount of preferred shares which, if so converted at a time when all outstanding convertible shares were converted into common shares, would cause any person to own, actually or constructively, common shares in violation of the ownership limit or the existing holder limit;

  (3)
  an amount of preferred shares which would cause five or fewer individuals to own, actually or constructively, more then 49% in value of our outstanding capital shares (in the aggregate); or

  (4)
  an amount of preferred shares which would cause any person (other than Stanley K. Tanger, Steven B. Tanger and certain members of their families and affiliates) to own, actually or constructively, more than 9.8% of the value of our outstanding capital shares (in the aggregate).

        The constructive ownership rules are complex and may cause preferred shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be actually or constructively owned by one individual or entity. As a result, the acquisition of preferred shares (or the acquisition of an interest in any entity which owns our preferred shares or common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively preferred shares in excess of the preferred share ownership limit.

        To the extent that any person purports to convert preferred shares into common shares in violation of either the ownership limit or the preferred shares ownership limit, and to the extent that any person would own or purport to acquire preferred shares in excess of the preferred shares ownership limit, then, depending upon the circumstances, as set forth below:

  (1)
  the conversion of preferred shares or the purported acquisition of the excess preferred shares would be void;

  (2)
  the preferred shares would be automatically converted to excess preferred shares which have limited economic rights; or

  (3)
  we would automatically redeem the preferred shares.

        Generally, an automatic redemption will occur to prevent a violation of the preferred shares ownership limit that would not have occurred but for a conversion of preferred shares, or a redemption or open market purchase of preferred shares by the Company. In the case of such an automatic redemption, the redemption price of each preferred share redeemed will be (x) if a purported acquisition of preferred shares in which full value was paid for the preferred shares caused the redemption, the price per share paid for the preferred shares or (y) if the transaction that resulted in the redemption was not an acquisition of preferred shares in which the full value was paid for the preferred shares, a price per share equal to the market price of the shares on the date of the purported transfer that resulted in the redemption. Any dividend or other distribution paid to a holder of redeemed preferred shares (prior to a discovery that the shares have been automatically redeemed by us as described above) will be required to be repaid upon demand.

        A transfer of preferred shares or other event that, if effective, would result in a violation of the preferred shares ownership limit will be null and void. In addition, our charter as heretofore or hereafter amended will provide that preferred stock that would otherwise be actually or constructively owned by a prohibited transferee in excess of the preferred share ownership limit as a result of the transfer or other event, will be automatically exchanged for excess preferred shares, a separate class of preferred shares that will automatically be transferred to a trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the purported acquisition by the prohibited transferee. While such shares are held in trust, the trustee will have all voting rights with respect to the shares, and all dividends or distributions paid on the shares will be paid to the trustee of the trust for the benefit of the charitable beneficiary (any dividend or distribution paid on capital shares prior to the discovery by us that such shares have been automatically transferred to the trust must, upon demand, be paid over to the trustee for the benefit of the charitable beneficiary).

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the shares held in the trust to a permitted holder who may own such shares without violating the ownership restrictions. Upon such sale, the excess preferred shares will be automatically converted into preferred shares, and the price paid for the shares by any permitted holder will be distributed to the prohibited transferee to the extent of the lesser of:

  (1)
  the price paid by the prohibited transferee for the shares or, in the case of a transfer of shares to a trust resulting from an event other than an actual acquisition of shares by a prohibited transferee, the fair market value, on the date of transfer to the trust, of the shares so transferred; or

  (2)
  the fair market value of the shares on the date of transfer by the trustee.

        Any proceeds in excess of this amount will be paid to the charitable beneficiary. In addition, we would have the right, during the time period prior to the sale of the excess preferred shares by the trustee, to purchase all or any portion of such shares from the trustee at a price equal to the lesser of:

  (1)
  the price paid by the prohibited transferee for the shares or, in the case of a transfer of shares to a trust resulting from an event other than an actual acquisition of shares by a prohibited transferee, the fair market value, on the date of transfer to the trust, of the shares so transferred; or

  (2)
  the fair market value of the shares on the date the Company exercise our option to purchase the shares.

        In addition, if the board of directors shall at any time determine in good faith that any person intends to own or acquire, has purported to own or acquire or may own or acquire actual or constructive ownership of any preferred shares in violation of the preferred share ownership limit, the board of directors is authorized to take such action as it deems advisable to refuse to give effect to or to prevent such ownership or acquisition, including, but not limited to:

  (1)
  causing us to redeem the shares at the market price thereof determined on the earlier of the date of such redemption and the date of the purported ownership or acquisition, and upon such other terms and conditions (including limited notice or no notice, except as otherwise required by law) as may be specified by the board of directors in its sole discretion;

  (2)
  refusing to give effect to the ownership or acquisition on our books; or

  (3)
  instituting proceedings to enjoin the ownership or acquisition.

        The board of directors will be entitled to waive the preferred share ownership limit with respect to a particular shareholder if evidence satisfactory to the board of directors and the our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an understanding from the applicant with respect to preserving our REIT status.

        All certificates representing preferred shares will bear a legend referring to the restrictions described above.

        All persons who own a specified percentage (or more) of our outstanding capital shares must file an affidavit with us containing information regarding their ownership of shares as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage is set between one-half of one percent and five percent, depending on the number of record holders of capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect, and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

XI.   DESCRIPTION OF DEPOSITARY SHARES

General

        The Company may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred shares, as specified in the applicable prospectus supplement. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares to the preferred shares depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the following summary is qualified in its entirety by reference thereto.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of the depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

        In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

        Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

        Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided us shall have paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the related fractional interest of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the automatic redemption of the preferred shares or the automatic conversion of preferred shares into excess preferred shares which are transferred to a charitable trust. See "Description of Preferred Shares Restrictions on Ownership and Transfer."

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The preferred share depositary will vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we have agreed to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the number of preferred shares represented by the depositary shares to the extent that it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fractional interest of the liquidation preference accorded each preferred share represented by the depositary share evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

        The depositary shares, as such, are not convertible or exchangeable into our common shares or any other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. See "Description of Preferred Shares Restrictions on Ownership and Transfer." Nevertheless, if the preferred shares represented by the depositary shares are specified in the applicable prospectus supplement to be convertible into common shares or other preferred shares, the depositary receipts evidencing such depositary shares may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares into whole common shares or other preferred shares (including excess preferred shares), and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

        The depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Company and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the depositary receipt or deposit agreement, as the case may be, as amended thereby.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred share depositary if:

  (1)
  the termination is necessary to preserve our status as a REIT; or

  (2)
  a majority of each series of preferred shares affected by termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the preferred share depositary with respect to each depositary receipt.

        We have agreed that if the deposit agreement is terminated to preserve the our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

  (1)
  all outstanding depositary shares shall have been redeemed;

  (2)
  there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

  (3)
  all outstanding preferred shares shall have been converted into common shares or other preferred shares.

Charges of Preferred Share Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred share depositary for any duties requested by such holder to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred shares.

        Neither we nor the preferred share depositary will be liable if prevented or delayed, by law or any circumstances beyond its control, from performing its obligations under the deposit agreement. Our obligations, and the preferred share depositary under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or any preferred shares represented thereby unless satisfactory indemnity is furnished. We and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

XII.    MATERIAL FEDERAL INCOME TAX CONSIDERATIONS TO TANGER FACTORY OUTLET CENTERS, INC. OF ITS REIT ELECTION

        The following is a summary of the federal income tax considerations to us related to our real estate investment trust election which are anticipated to be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of any of our securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder's particular situation. This discussion does not attempt to address any aspects of federal income taxation relating to holders of the securities. Federal income tax considerations relevant to holders of the securities may be provided in the applicable prospectus supplement relating thereto. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities.

        The information in this section is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions,

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received such rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment and the statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

        You are urged to consult the applicable prospectus supplement and your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of our securities, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a real estate investment trust for federal income tax purposes; and

  •
  potential changes in the tax laws.

Taxation Of Tanger Factory Outlet Centers, Inc.

General

        We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner. However, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "—Failure to Qualify" below.

        The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of these sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and Treasury Regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and these rules and Treasury Regulations.

        Unless we specify otherwise in the applicable prospectus supplement, as a condition of the closing of each offering of equity securities under this prospectus, our tax counsel may render an opinion to the underwriters of the offering to the effect that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus, the applicable prospectus supplement and a factual certificate provided by one of our officers. Our counsel will have no obligation to update its opinion subsequent to its date. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset composition, distribution levels and diversity of share ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that the actual results of our operation in any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "—Failure to Qualify" below.

        If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We will be required to pay federal income taxes, however, as follows:

  •
  We will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

  •
  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  If we have (a) net income from the sale or other disposition of "foreclosure property," held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% or 95% gross income test, as described below, but have otherwise maintained our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (a) the gross income attributable to (A) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 95% (90% for taxable years ending on or before December 31, 2004) of our gross income exceeds the amount qualifying under the 95% gross income test described below multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the real estate investment trust asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our real estate investment trust qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

  •
  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a real estate investment trust (other than a violation of the gross income tests or certain violations of asset tests described below) and the violation is due to reasonable cause, we may retain our real estate investment trust qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

  •
  We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions or excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. See "—Ownership of Interests in Taxable REIT Subsidiaries." Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

Requirements for Qualification as a Real Estate Investment Trust

        The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), specified tax-exempt entities, including pension funds, generally are treated as individuals, except a "look-through" exception applies with respect to pension funds.

        We believe that we have been organized and operated in a manner that has allowed us to satisfy conditions (1) through (7) above. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, a corporation may not be a real estate investment trust unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

        In the case a real estate investment trust which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% real estate investment trust asset test described below. Also, the real estate investment trust will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the real estate investment trust for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our Operating Partnership, including our Operating Partnership's share of these items of any partnership or limited liability company in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies and their partners or members below in "—Tax Aspects of the Operating Partnership." We have control of our Operating Partnership and intend to continue to operate them in a manner consistent with the requirements for our qualification as a real estate investment trust. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a real estate investment trust or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a real estate investment trust income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a real estate investment trust unless entitled to relief, as described below. See "—Failure to Qualify" below.

        We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," described below. For federal income tax purposes, a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent real estate investment trust for all purposes under the Code, including the real estate investment trust qualification tests. Thus, in applying the requirements described in this prospectus, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction, and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities of any one issuer that constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests."

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary is a corporation other than a real estate investment trust in which a real estate investment trust directly or indirectly holds stock and that has made a joint election with that real estate investment trust to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent real estate investment trust, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt that directly or indirectly funded by its parent real estate investment trust if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. We own an interest in Tanger Development Corporation, which has jointly elected with us to be treated as a taxable REIT subsidiary, and we may own interests in one or more additional taxable REIT subsidiaries in the future.

        Dividends from a taxable REIT subsidiary will be nonqualifying income for purposes of the 75%, but not the 95% gross income tests (discussed below under—"Income Tests").

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust.

  •
  First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) specified types of temporary investments.

  •
  Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of shares or securities, or (c) any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

  •
  The amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  •
  We, or an actual or constructive owner of 10% or more of our capital shares, do not actually or constructively own 10% or more of the interests in the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space of the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space. For taxable years beginning on or after January 1, 2005, whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease; provided, however, that if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

  •
  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property."

  •
  For rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through a taxable REIT subsidiary or an independent contractor from whom we derive no revenue. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% real estate investment trust gross income test.

        We generally do not intend, and as a general partner of our Operating Partnership, do not intend to permit our Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, the failure will not jeopardize our tax status as a real estate investment trust. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determination of value. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a real estate investment trust.

        To the extent our taxable REIT subsidiary pays dividends, such dividend income will qualify under the 95%, but not the 75%, gross income test. We intend to monitor the amount of the dividend and other income from our taxable REIT subsidiary and we intend to take actions to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. While we expect these actions will prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we may avail ourselves of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        For taxable years beginning prior to January 1, 2005, we may avail ourselves of the relief provisions if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attached a schedule of the sources of our income to our federal income tax return; and

  •
  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "Taxation of Tanger Factory Outlet Centers, Inc.—General" above, even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our nonqualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain includes our share of any such gain realized by any partnerships or other entities treated as partnerships in which we own an interest or by our qualified REIT subsidiaries. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and other properties. We intend to make occasional sales of our properties as are consistent with our investment objectives. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tests

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

  •
  Amounts are received by a real estate investment trust for services customarily furnished or rendered in connection with the rental of real property. This safe harbor, however, is no longer available commencing with our taxable year beginning January 1, 2005;

  •
  Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception;

  •
  The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

  •
  Rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

  •
  The taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.

Asset Tests

        At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and composition of our assets:

  •
  First, at least 75% of the value of our assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a share offering or a public debt offering with a term of at least five years, but only for the one year period beginning on the date we received such proceeds.

  •
  Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

  •
  Third, for taxable years ending on or prior to December 31, 2000, of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

  •
  Fourth, for taxable years beginning after December 31, 2000, not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

  •
  Finally, except for the securities of a taxable REIT subsidiary and securities included in the 75% asset test, not more than 5% of the value of our assets may be represented by securities of any one issuer, we may not own more than 10% of any one issuer's outstanding voting securities and we may not own more than 10% of the value of any one issuer's securities. For our taxable years commencing after December 31, 2000, certain types of securities, including certain "straight debt" securities, are disregarded as securities solely for purposes of the 10% value test. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Internal Revenue Code. Straight debt is any written unconditional promise to pay on demand or on a specified date a fixed amount of money if the interest rate and interest payment dates are not contingent on profits, the borrower's discretion or similar factors and the debt is not convertible, directly or indirectly, into stock.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in a partnership or limited liability company will be treated as an acquisition of a portion of the securities or other property owned by the partnership or limited liability company. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a real estate investment trust.

        Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the real estate investment trust asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (ii) we dispose of the non-qualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a real estate investment trust under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the Internal Revenue Service. Although we plan to take steps to ensure that we satisfy the various steps described above, there can be no assurance that out efforts will always be successful. If we cannot avail ourselves of these relief provisions, we would cease to qualify as a real estate investment trust. See "—Failure to Qualify" below.

Annual Distribution Requirements

        To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

  •
  90% of our "real estate investment trust taxable income;" and

  •
  90% of our after tax net income, if any, from foreclosure property; minus

  •
  the excess of the sum of specified items of non-cash income over 5% of our "real estate investment trust taxable income." Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

        If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) its adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making appropriate elections under the Treasury Regulations then in effect.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. The amount distributed must not be preferential. To avoid this treatment, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on this income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

        We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance for depreciation and other non-cash charges in computing "real estate investment trust taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to borrow funds in order to pay dividends or pay dividends in the form of taxable share dividends.

        We may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we would be required to pay a 4% excise tax to the extent our actual annual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year plus, in each case, any undistributed taxable income from prior periods. Distributions with declaration and record dates falling in the last three months of the calendar year, which are made by the end of January immediately following such year, will be treated as made on December 31 of the prior year. Any taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Failure to Qualify

        If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax and possibly increased state and local taxes, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our shareholders as a result of the provisions in the Internal Revenue Code. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to quality as a real estate investment trust, shareholders will be required to pay tax on all distributions to them at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

        Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a real estate investment trust. These cure provisions reduce the instances that could lead to our disqualification as a real estate investment trust for violations due to reasonable cause and instead generally require the payment of a monetary penalty.

Tax Aspects of the Operating Partnership

General

        Substantially all of the Company's investments are held through the Operating Partnership. In addition, our Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for federal income tax purposes. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the foregoing Operating Partnership items for purposes of the various real estate investment trust income tests and in the computation of its real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, the Company includes its proportionate share of assets held by the Operating Partnership.

Entity Classification

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that an "eligible entity" may elect to be taxed as a partnership for federal income tax purposes. An eligible entity is a domestic business entity not otherwise classified as a corporation and which has at least two members. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. Such an entity's claimed classification will be respected for all prior periods so long as the entity had a reasonable basis for its claimed classification and certain other requirements are met. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership met the requirements for classification as a partnership under prior law for all periods prior to January 1, 1997 and has claimed and will continue to claim classification as a partnership. Therefore, under the current Treasury Regulations, the Operating Partnership will be taxed as a partnership.

Tax Allocations With Respect to the Centers

        Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Centers) that is contributed to a partnership in exchange for an interest in the Partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the Partnership Agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

        In general, the Tanger Family Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Tanger Family Partnership, and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the contribution of such assets to the Operating Partnership. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the real estate investment trust distribution requirements. See "—Annual Distribution Requirements."

        Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" under current law, or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to the Centers initially contributed to the Partnership. As a result of such determination, distributions to shareholders will be comprised of a greater portion of taxable income rather than a return of capital. The Operating Partnership and the Company have not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to Centers contributed to the Partnership in the future.

        With respect to the Centers initially contributed to the Operating Partnership by the Company, as well as any property purchased by the Operating Partnership subsequent to the admission of the Company to the Operating Partnership, such property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Operating Partnership Interest

        The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

        If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has an adjusted tax basis in its partnership interest. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceed the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year for corporations), the distributions and constructive distributions will constitute long-term capital gains. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

Sale of the Centers

        The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "—Income Tests." Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a real estate investment trust. See "Taxation of Tanger Factory Outlet Centers, Inc.—General." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Centers for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Centers (and other shopping centers) and to make such occasional sales of the Centers, including peripheral land, as are consistent with the Operating Partnership's investment objectives.

Other Tax Consequences

        The Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Company may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

XIII.    PLAN OF DISTRIBUTION

        The Company and the Operating Partnership may offer the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company and the Operating Partnership may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from the Company or the Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by the Company or the Operating Partnership to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, are set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with the Company and the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the applicable prospectus supplement, the Company and the Operating Partnership will authorize dealers acting as their agents to solicit offers by certain institutions to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in each prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of the securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company or the Operating Partnership, as the case may be. Contracts will not be subject to any conditions except:

  •
  the purchase by an institution of the securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

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  if our securities are being sold to underwriters, the Company or the Operating Partnership, shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by contracts.

        Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and the Operating Partnership in the ordinary course of business.

XIV.    EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tanger Factory Outlet Centers, Inc. for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tanger Properties Limited Partnership for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

XV.  LEGAL MATTERS

        Latham & Watkins LLP, New York, New York will pass upon the validity of the securities offered by this prospectus. Any counsel for any underwriters, dealers or agents will rely on Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., Burlington, North Carolina as to certain matters of North Carolina law.

        In addition, the description of federal income tax consequences contained in this prospectus entitled "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of its REIT Election" is based upon the opinion of Latham & Watkins.

$250,000,000

Tanger Properties Limited Partnership

6.15% Senior Notes Due 2015

PROSPECTUS SUPPLEMENT

October 28, 2005

Joint Book-Running Managers

Banc of America Securities LLC

Merrill Lynch & Co.

Co-Managers

Goldman, Sachs & Co.

Wachovia Securities

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
Prospectus
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership
The Offering
RISK FACTORS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
CAPITALIZATION
SELECTED FINANCIAL DATA
THE OPERATING PARTNERSHIP
MANAGEMENT OF THE COMPANY
DESCRIPTION OF NOTES
FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR NOTES
UNDERWRITING
EXPERTS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
$600,000,000 TANGER FACTORY OUTLET CENTERS, INC. Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants and TANGER PROPERTIES LIMITED PARTNERSHIP Debt Securities
PROSPECTUS
Ratio of Earnings to Fixed Charges
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends